Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160231

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 31, 2009)

Ruth’s Hospitality Group, Inc.

Common Stock

Subscription Rights to Purchase up to 14,009,612 Shares of Common Stock

If you were a holder of our common stock as of 5:00 p.m., New York City time, on January 20, 2010, we have allocated to you one transferable subscription right for each share of common stock owned by you at that time. Each subscription right represents the right to purchase 0.579232 shares of our common stock at a subscription price of $2.50 per share and consists of a basic subscription right and an oversubscription right. The basic subscription right entitles holders of subscription rights to purchase 0.579232 shares of our common stock at the subscription price for each subscription right held. The oversubscription right entitles holders of subscription rights who exercise their basic subscription right in full to purchase, at the subscription price, any shares that our other subscription rights holders do not purchase under their basic subscription privilege; provided that we may, but will not be required to, honor any oversubscription requests to the extent we receive more than $25.0 million in gross proceeds (the minimum we need to raise in the rights offering to satisfy the applicable condition for the closing of the private placement described below) through the exercise of basic subscription rights and, if applicable, the exercise of oversubscription rights. You will be able to exercise your subscription rights until 5:00 p.m., New York City time, on February 9, 2010, unless we extend the expiration date or cancel this rights offering. We will not issue fractional shares of our common stock in this rights offering.

The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “RUTHR.” Shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “RUTH,” and the shares of common stock issued pursuant to this rights offering will also be listed on the Nasdaq Global Select Market under the same symbol. On January 20, 2010, the last reported sale price of our common stock was $3.11 per share.

We have entered into a securities purchase agreement with affiliates of Bruckmann, Rosser, Sherrill & Co. Management, L.P., which affiliates we collectively refer to in this prospectus supplement as BRS, pursuant to which BRS has agreed to purchase from us 25,000 shares of our Series A 10% Convertible Preferred Stock at a price of $1,000 per share, referred to herein as our convertible preferred stock, in a proposed private placement transaction, referred to herein as the private placement. The obligation of BRS to purchase the convertible preferred stock in the private placement is conditioned upon, among other things, our raising at least $25.0 million in gross proceeds in this rights offering. See “The Private Placement” and “Description of Capital Stock—The Convertible Preferred Stock” of this prospectus supplement for more information.

We and the lenders under our credit facility have entered into an amendment to the agreement governing the credit facility that will, among other things, extend the maturity of the indebtedness under our credit facility and provide covenant relief that we believe will improve our operating flexibility and better enable us to maintain compliance with the financial covenants in the agreement governing our credit facility. The effectiveness of the credit agreement amendment is conditioned upon our repayment of at least $42.5 million of borrowings under our credit facility and therefore is effectively conditioned upon the successful closing of the private placement, and it is a condition to the closing of the private placement that, among other things, we obtain stockholder approval of the private placement and that we are successful in raising at least $25.0 million in gross proceeds in this rights offering. See “The Credit Agreement Amendment” of this prospectus supplement for more information.

We may cancel this rights offering at any time prior to the expiration date for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

We have retained Jefferies & Company, Inc., or Jefferies, to act as dealer manager in connection with this rights offering and as our financial advisor in connection with the private placement. Jefferies has no obligation to purchase, or procure purchases for, the shares of our common stock offered hereby and is not acting as an underwriter in this rights offering. See “Plan of Distribution” for a discussion of our agreement with Jefferies.

You should carefully consider whether or not to exercise, sell or let lapse your subscription rights and in doing so you should consider all of the information about us and this rights offering contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus that has been or will be filed by us or on our behalf with the Securities and Exchange Commission. Neither our Board of Directors nor Jefferies is making any recommendation as to whether or not you should exercise, sell or let lapse your subscription rights.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-22 of this prospectus supplement and page 4 of the accompanying prospectus to read about certain factors you should consider before deciding whether to exercise your subscription rights.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$2.50	$35,024,030
Proceeds, before expenses, to Ruth’s Hospitality Group, Inc.	$2.50	$35,024,030

(1)	Assumes the offering is fully subscribed.

Dealer Manager

JEFFERIES & COMPANY

Prospectus Supplement dated January 21, 2010

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC. Under the shelf registration statement, we may sell any combination of common stock, preferred stock, debt securities, depository shares, warrants, subscription rights, share purchase contracts or share purchase units in one or more offerings from time to time. The accompanying prospectus provides you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement describes the specific details regarding this rights offering, including the price, the aggregate number of shares of common stock that may be purchased by exercise of the subscription rights, conditions precedent to the consummation of this rights offering and the risks of investing in our common stock. Generally, when we refer only to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the subscription rights and our common stock and other information you should know before exercising your subscription rights.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any related free writing prospectus that has been or will be filed by us or on our behalf with the SEC. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Ruth’s Chris,” “we,” “us” and “our” and similar terms refer to Ruth’s Hospitality Group, Inc. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock, as applicable, of Ruth’s Hospitality Group, Inc.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and the following:

•	changes in economic conditions and general trends;

•	the loss of key management personnel;

•	the effect of market volatility on our stock price;

•	our ability to integrate the restaurants acquired in the Mitchell’s acquisition;

•	our ability to realize the anticipated benefits of acquired restaurants;

•	health concerns about beef or other food products;

•	the effect of competition in the restaurant industry;

•	changes in consumer preferences or discretionary spending;

•	reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items;

•	labor shortages or increases in labor costs;

•	the impact of federal, state or local government regulations relating to our employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants;

•	harmful actions taken by our franchisees;

•	our ability to protect our name and logo and other proprietary information;

•	the impact of litigation;

•	the restrictions imposed by the agreement governing our credit facility;

•	our ability to maintain compliance with the covenants contained in the agreement governing our credit facility;

•	the risk of a failure in our internal controls over financial reporting; and

•	the influence of our principal stockholders, including, if the private placement is completed, the influence of BRS.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

QUESTIONS AND ANSWERS RELATING TO THIS RIGHTS OFFERING

What is being offered in this rights offering?

We are distributing at no charge to holders of our common stock transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on January 20, 2010, the record date. Each subscription right represents the right to purchase 0.579232 shares of our common stock at a subscription price of $2.50 per share. We will not issue fractional shares of common stock in this rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole number a holder would otherwise be entitled to purchase. The subscription rights will be evidenced by transferable subscription rights certificates. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

What is happening in the related private placement?

In connection with this rights offering, we have entered into a securities purchase agreement with Bruckmann, Rosser, Sherrill & Co. III, L.P. and BRS Coinvestor III, L.P., collectively BRS, both of which are affiliates of Bruckmann, Rosser, Sherrill & Co. Management, L.P., a New York-based private equity firm focused on investing in middle market consumer goods and services businesses with previous investments and remaining committed capital totaling $1.4 billion. Under the securities purchase agreement, BRS has agreed, subject to various conditions, including our raising at least $25.0 million in gross proceeds in this rights offering, to purchase from us 25,000 shares of our Series A 10% Convertible Preferred Stock at a price of $1,000 per share in a private placement transaction. The convertible preferred stock to be issued in the private placement will be convertible into our common stock at a conversion price of $2.90 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. If we sell 14,000,000 shares of our common stock available to be purchased in this rights offering at a subscription price of $2.50 per share, the convertible preferred stock will be convertible into approximately 8,620,690 shares, or 18.4%, of our common stock outstanding following the closing of this rights offering and the private placement (assuming conversion of the convertible preferred stock into common stock). Our obligation to sell the convertible preferred stock to BRS, and BRS’s obligation to purchase the convertible preferred stock from us, is subject to the terms and conditions of the securities purchase agreement. See “The Private Placement” and “Description of Capital Stock—The Convertible-Preferred Stock” of this prospectus supplement. We do not currently intend to close this rights offering if the private placement does not occur.

Why are we conducting this rights offering and the related private placement?

We and the lenders under our credit facility have entered into an amendment to the agreement governing the credit facility that will, among other things, extend the maturity of our indebtedness under our credit facility and provide covenant relief that we believe will improve our operating flexibility and better enable us to maintain compliance with the financial covenants in the agreement governing our credit facility. The effectiveness of the credit agreement amendment is conditioned upon our repayment of at least $42.5 million in borrowings under our credit facility and therefore is effectively conditioned upon the successful closing of the private placement, and it is a condition to the closing of the private placement that, among other things, we obtain stockholder approval of the private placement and that we are successful in raising at least $25.0 million in gross proceeds in this rights offering.

What are the principal terms of the credit agreement amendment?

On December 22, 2009, we entered into the credit agreement amendment with the lenders under our credit facility. Upon effectiveness, the amendment to the credit agreement will reduce the revolving loan commitment from $175 million to $130 million, will extend the maturity of the indebtedness under our credit facility until the earlier of the fifth anniversary of the effective date of the credit agreement amendment or February 19, 2015, and will provide us with a less restrictive set of covenants, which we believe will enhance our financial and operating flexibility. For additional information regarding the credit agreement amendment, including the principal conditions to its effectiveness, see “The Credit Agreement Amendment.”

What are some of the factors our Board of Directors considered in authorizing this rights offering and the related private placement?

In authorizing this rights offering and the related private placement, our Board of Directors evaluated our future need for additional liquidity and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy and to continue to comply with the financial covenants in the agreement governing our credit facility. In the course of this process, our Board of Directors consulted with our senior management and its financial advisor and considered a number of factors in favor of this rights offering and the related private placement, including the following factors:

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our financial condition, results of operations and cash flow, including our recent losses, which could ultimately lead to our inability to comply with the financial covenants contained in the agreement governing our credit facility;

•	the benefit to be derived by entering into the credit agreement amendment and the impairment to our business that might result if we are unable to obtain such an amendment;

•	the ability to increase the maximum permitted capital expenditures under the credit agreement amendment to provide us greater operating flexibility;

•

the absence of other viable financing alternatives in light of the extensive process undertaken by Jefferies and the members of our senior management team to solicit third party indications of interest in our financing;

•	our Board of Directors’ view that this rights offering and the private placement would enhance our capital structure;

•	the fact that a rights offering with transferable subscription rights could potentially increase our public float;

•

the fact that this rights offering would enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from a financing provided solely by third parties;

•	the fact that our stockholders would have an opportunity to approve the private placement; and

•	the fact that a representative of BRS will serve on our Board of Directors, whose contribution we believe will enhance the knowledge and experience of our Board of Directors.

Our Board of Directors also considered the following factors adverse to this rights offering and the related private placement:

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the fact that if certain of our stockholders do not exercise their subscription rights in full, they may be substantially diluted after completion of this rights offering and the related private placement;

•

the fact that if the convertible preferred stock is converted into common stock, our stockholders will be substantially diluted and, depending on the conversion price of the convertible preferred stock, the value of the common stock could be substantially diluted;

•	the fact that even if the convertible preferred stock is not converted, the convertible preferred stock will have a liquidation preference superior to our common stock;

•

the fact that the ownership by BRS of a substantial percentage of our total voting power, together with the contractual approval rights that we have agreed to grant to BRS, may make it more difficult and expensive for a third party to pursue a change of control of our company, even if a change of control would generally be beneficial to our stockholders;

•	the fees and expenses to be incurred by us in connection with this rights offering, the private placement and the refinancing; and

•

the fact that the restrictive covenants related to the convertible preferred stock and otherwise to be granted to BRS for so long as it holds the convertible preferred stock may limit our operating flexibility.

How was the subscription price determined?

Our Board of Directors determined the terms of this rights offering in consultation with our financial advisor. In determining the subscription price, our Board of Directors considered a number of factors, including the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and our historical and current trading prices for our common stock. We also reviewed an analysis from our financial advisor, including information related to prior rights offerings and the range of discounts that the subscription prices represented to the then prevailing and historical trading prices for those offerings.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time this rights offering was approved by our Board of Directors or during the subscription period. The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock, although we reserve the right to do so.

What is the basic subscription privilege?

For each subscription right that you receive, you will have a basic subscription privilege to buy from us 0.579232 shares of our common stock at the subscription price. You may exercise your basic subscription privilege in whole or in part, or you may choose not to exercise any subscription rights. In addition, you may sell or transfer some or all of your subscription rights as described below.

What is the oversubscription privilege?

If you exercise your basic subscription rights in full, you, together with other stockholders that exercise their basic subscription rights in full, will also be entitled to an oversubscription privilege to purchase any shares not purchased by other stockholders under their basic subscription rights, subject to the limitations described below. The subscription price per share that applies to the oversubscription privilege is the same subscription price per share that applies to the basic subscription privilege.

What are the limitations on the oversubscription privilege?

We will be able to satisfy your exercise of oversubscription privilege only if other stockholders do not elect to purchase all of the shares offered under their basic subscription rights. We will honor oversubscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription privilege; provided that we may, but will not be required to, honor any oversubscription requests to the extent we receive more than $25.0 million in gross proceeds (the minimum we need to raise in the rights offering to satisfy the applicable condition for the closing of the private placement) through the exercise of basic subscription rights and, if applicable, the exercise of oversubscription rights. If oversubscription requests exceed shares available, we will allocate the available shares pro rata to oversubscribing stockholders based on the number of shares each such stockholder purchased under the basic subscription privilege. Any excess subscription payments will be returned, without interest or penalty, as soon as practicable after the completion of this rights offering.

Am I required to exercise the rights I receive in this rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. However, if you choose not to fully exercise your basic subscription privilege and other stockholders fully exercise their basic subscription privilege, the percentage of our common stock owned by other stockholders will increase, the relative percentage of our common stock that you own will decrease, and your voting and other rights will be diluted. In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the oversubscription privilege.

Are we requiring a minimum subscription to complete this rights offering?

No. However, if we fail to raise at least $25.0 million in gross proceeds in this rights offering, under the terms of the securities purchase agreement, BRS will not be obligated to purchase the convertible preferred stock in the private placement. We do not currently intend to close this rights offering if we are unable to close the private placement. If we do not consummate this rights offering and the private placement, the credit agreement amendment will not become effective and we will not obtain the benefits of that agreement.

Can this rights offering be cancelled, extended or amended?

Yes. We reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date of this rights offering. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions.

If this rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of this rights offering. If this rights offering is cancelled or is not completed for any reason, the subscription agent will return, without interest or penalty, as soon as practicable all subscription payments. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of the shares.

How soon must I act to exercise my subscription rights?

The subscription rights may be exercised at any time during the subscription period, which commences on January 21, 2010, and continues through the expiration date for this rights offering, which is 5:00 p.m., New York City time, on February 9, 2010 unless extended by us. If you elect to exercise any subscription rights, the subscription agent must actually receive all required documents and payments from you or your broker by 5:00 p.m., New York City time, on the expiration date, and payment must clear prior to the expiration of this rights offering. Although we have the option of extending the expiration date of the subscription period at our sole discretion, we currently do not intend to do so.

May I transfer my subscription rights?

Yes. The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “RUTHR.” We currently expect that they will continue to trade until 4:00 p.m., New York City time, on February 8, 2010, the last business day prior to February 9, 2010, the expiration date. If you hold your shares through a broker, custodian bank or other nominee, you may sell your subscription rights by contacting your broker, custodian bank or other nominee until the close of business on the business day preceding the expiration date of this rights offering. To sell your subscription rights, in addition to any other procedures your broker, custodian bank or other nominee may require, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owner Election Form” such that it will be received by 5:00 p.m., New York City time, on February 8, 2010, the last business day prior to the expiration date of this rights offering. In addition, your broker, custodian bank or other nominee may permit you to effect sales through an Internet website that it maintains and through which you may access your account. If you are a record holder of a subscription rights certificate, you may sell your subscription rights through the subscription agent, which is American Stock Transfer & Trust Company, LLC, or AST. To do so, you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent. The subscription agent will only facilitate subdivisions, transfers or sales of the rights until 5:00 p.m., New York City time, on February 4, 2010, three business days prior to the scheduled February 9, 2010 expiration date. Commissions and applicable taxes or broker fees may apply if you sell your subscription rights through the subscription agent. See “The Rights Offering—Methods for Transferring and Selling Subscription Rights—General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights.” If you are a record holder of a subscription rights certificate, you may also choose to sell your subscription rights through a broker, custodian bank or other nominee and you should contact your broker, custodian bank or other nominee for instructions on how to do so.

How do I exercise my subscription rights? What forms and payment are required to purchase the shares of common stock?

If you wish to participate in this rights offering, you must take the following steps, unless your shares are held by a broker, dealer or other nominee:

•	deliver payment to the subscription agent using the methods outlined in this prospectus supplement, and payment must clear prior to the expiration of this rights offering; and

•	deliver a properly completed subscription rights certificate to the subscription agent before 5:00 p.m., New York City time, on February 9, 2010, unless extended.

If you do not indicate the number of subscription rights being exercised or oversubscription rights being exercised, or do not deliver full payment of the aggregate subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you tendered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your subscription, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, as soon as practicable after the expiration date of this rights offering.

If you are a holder of record and you wish to exercise your subscription rights but will be unable to deliver the subscription rights certificate prior to the expiration date, you may deliver a Notice of Guaranteed Delivery in accordance with this prospectus supplement. See “The Rights Offering—Notice of Guaranteed Delivery.”

What should I do if I want to participate in this rights offering, but my shares of common stock are held in the name of my broker, custodian bank or other nominee?

If you hold your shares of our common stock through a broker, custodian bank or other nominee, then your broker, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the common stock you wish to purchase.

If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares of common stock. We will ask your broker, custodian bank, or other nominee to notify you of this rights offering. In addition to any other procedures your broker, custodian bank or other nominee may require, you should complete and return to your record holder the form entitled “Beneficial Owner Election Form” such that it will be received by 5:00 p.m., New York City time, on February 8, 2010, the last business day prior to the expiration date of this rights offering. You should receive this form from your record holder with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond. In addition, your broker, custodian bank or other nominee may permit you to participate in this rights offering and purchase shares of common stock through an Internet website that it maintains and through which you may access your account.

How may I pay the subscription price?

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege by either:

•

uncertified check payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris)” at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Reorganization Administration;

•

certified or cashier’s check or bank draft drawn upon a U.S. bank and payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris)” at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Reorganization Administration;

•

U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris)” at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Reorganization Administration; or

•

wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris), for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA # 021000021, account # 957-341288 Attention: American Stock Transfer Ruth’s Hospitality Group, Inc., with reference to the rights holder’s name.

Will fractional shares be issued?

No. We will not issue fractional shares of common stock in this rights offering, and any payments made to us in respect of an exercise of subscription rights for fractional shares will be returned to the holder of those rights as soon as practicable following the completion of this rights offering. You may only exercise your subscription rights to purchase, at the subscription price, a whole number of shares, rounded down to the nearest whole number you are otherwise entitled to purchase. For example, if you owned 100 shares of common stock as of 5:00 p.m., New York City time, on January 20, 2010, you would receive 100 subscription rights, which would entitle you to purchase 57 shares (57.9232 rounded down to the nearest whole share) at the subscription price of $2.50 per share.

Will the shares of common stock I acquire in this rights offering be subject to any stockholder agreement restricting my ability to sell or transfer my new shares of common stock?

No. You will not be subject to any stockholder agreement that restricts your ability to sell or transfer any new shares of common stock acquired by you in this rights offering.

After I exercise my subscription rights, can I change my mind?

No. All exercises of subscription rights are irrevocable (except in certain limited circumstances relating to a material amendment of the terms of this rights offering) by the stockholders, even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering. However, we may cancel, extend or otherwise amend this rights offering at any time prior to the expiration date.

Does exercising my subscription rights involve risks?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and should be considered as carefully as you would consider other equity investments. Among other things, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

Has our Board of Directors made a recommendation to our stockholders regarding this rights offering?

No. Our Board of Directors is making no recommendations regarding your exercise of the subscription rights. Stockholders who exercise subscription rights risk investment loss on new money invested. We cannot assure you that the trading price for our common stock will be above the subscription price at the time of exercise or at the expiration of the subscription period or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. You should carefully consider the risks described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement.

What fees or charges apply if I exercise my subscription rights?

We are not charging any fees or sales commissions to issue subscription rights to you or to issue shares to you if you exercise your subscription rights. If you exercise your subscription rights through a broker or other record holder of your shares, you are responsible for paying any fees they may charge.

How do I exercise my subscription rights if I live outside of the United States or have an army post office or foreign post office address?

The subscription agent will hold subscription rights certificates for stockholders having addresses outside the United States or who have an army post office or foreign post office address. In order to exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent and timely follow other procedures described in the section of this prospectus supplement entitled “The Rights Offering—Foreign and Other Stockholders.”

When will I receive my new shares of common stock?

Stock certificates will not be issued for shares of our common stock purchased in this rights offering. As soon as practicable after the expiration of the subscription period, the subscription agent will arrange for issuance through the Depository Trust Company, or DTC, to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Shares subscribed for pursuant to the oversubscription privilege will be delivered through DTC promptly after the expiration date of this rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege or the gross proceeds of the rights offering exceed $25.0 million and we elect not to honor any additional oversubscription requests. If you are not a DTC participant, all shares that you purchase in this rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

What are the U.S. federal income tax consequences of exercising my subscription rights?

The receipt and exercise of your subscription rights will generally not be taxable under U.S. federal income tax laws. You should, however, seek specific tax advice from your personal tax advisor in light of your personal tax situation and as to the applicability and effect of any other tax laws. See “Certain Material U.S. Federal Income Tax Considerations.”

How many shares of common stock will be outstanding after this rights offering?

We will issue up to 14,009,612 shares of common stock in this rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of January 20, 2010, if we issue 14,000,000 shares of common stock available to be purchased in this rights offering, there will be 38,186,530 shares of common stock outstanding following the completion of this rights offering, including 484,000 shares of restricted common stock issued to management under our amended and restated long-term equity incentive plan. If we issue 14,000,000 shares of our common stock available to be purchased in this rights offering at a subscription price of $2.50 per share and consummate the private placement, the convertible preferred stock will be convertible into approximately 8,620,690 shares, or approximately 18.4%, of our common stock outstanding following closing of this rights offering and the private placement (assuming conversion of the convertible preferred stock into common stock).

How much money will Ruth’s Hospitality Group, Inc. receive from this rights offering and the related private placement?

The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised and whether we choose to honor the oversubscription privilege. If each stockholder exercises its subscription rights in full, at a subscription price of $2.50 per share, we will receive gross proceeds of approximately $35.0 million in this rights offering. We will receive gross proceeds of $25.0 million from our sale of convertible preferred stock to BRS in the private placement, if completed. We currently estimate that the expenses of the rights offering, the private placement and the credit agreement amendment will be approximately $5.0 million in the aggregate. Accordingly, if each stockholder exercises its subscription rights in full at a subscription price of $2.50 per share, we expect to receive net proceeds of approximately $55.0 million from this rights offering and the private placement.

What do we intend to do with the net proceeds of the rights offering and the private placement?

It is a condition to the effectiveness of the credit agreement amendment that we repay at least $42.5 million in borrowings under our credit facility. We will use any net proceeds in excess of $42.5 million to further reduce our borrowings under our credit facility.

Whom should I contact if I have more questions?

If you have more questions about this rights offering or need additional copies of this rights offering documents, please contact the information agent, Georgeson Inc., at (800) 676-0281.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to exercise your subscription rights. You should carefully read this entire prospectus supplement, including the information under the heading “Risk Factors,” the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, which are described under the heading “Incorporation of Certain Information by Reference.”

Company Overview

We are a leading restaurant company focused on the upscale dining segment. We own and operate the Ruth’s Chris Steak House, Mitchell’s Fish Market, Columbus Fish Market, Mitchell’s Steakhouse and Cameron’s Steakhouse concepts. As of December 27, 2009, there were 130 Ruth’s Chris Steak House restaurants, of which 64 were company-owned and 66 were franchisee-owned, including 15 international franchisee-owned restaurants in Canada, Taiwan, Hong Kong, Mexico, Japan, Aruba, Puerto Rico and the United Arab Emirates. We also operate 19 Mitchell’s Fish Market restaurants and three Mitchell’s/Cameron’s Steakhouse restaurants, located primarily in the Midwest and Florida.

Ruth’s Chris Steak House. With 130 locations, Ruth’s Chris Steak House is the largest upscale steakhouse company in the world by number of locations. The menu features a broad selection of high-quality USDA Prime grade steaks and other premium offerings served in Ruth’s Chris Steak House’s signature fashion — “sizzling” and topped with seasoned butter — complemented by other traditional menu items inspired by its New Orleans heritage. Ruth’s Chris Steak House complements its distinctive food offerings with an award-winning core wine list, featuring bottles priced between $24 and $2,000 and many selections offered by the glass. During the fourth quarter of 2009, the average guest check of Ruth’s Chris Steak House was $71.

The Ruth’s Chris brand reflects its more than 44-year commitment to the core values instilled by its founder, Ruth Fertel, of caring for guests by delivering the highest quality food, beverages and service in a warm and inviting atmosphere. Ruth’s Chris Steak House restaurants cater to families and special occasion diners, in addition to the business clientele traditionally served by upscale steakhouses, by providing a dining experience designed to appeal to a wide range of guests. We believe our focus on creating this broad appeal provides Ruth’s Chris Steak House restaurants with opportunities to expand into a wide range of markets, including many markets not traditionally served by upscale steakhouses.

Mitchell’s Fish Market. Acquired by us in February 2008, Mitchell’s Fish Market is an upscale seafood concept with 19 locations, whose success has been built on a reputation for excellent guest service and a superior menu featuring the freshest seafood flown in daily from around the world. Mitchell’s Fish Market is open for both lunch and dinner, offering a menu of more than 80 seafood choices that changes frequently based on availability and season. Popular menu items include the Mitchell’s Fish Market 12 Species of Fresh Catch, top quality fish selections that are hand filleted in a temperature controlled seafood cutting room. During the fourth quarter of 2009, the average guest check of Mitchell’s Fish Market restaurants was $34.

Mitchell’s/Cameron’s Steakhouse. Mitchell’s/Cameron’s Steakhouse is a modern American steakhouse concept offering hand selected prime steaks aged to perfection, along with a selection of true Japanese Kobe beef. Complementing its selection of USDA Prime steaks and the freshest seafood are house-made side dishes and a wine list featuring nearly 200 labels. Mitchell’s/Cameron’s Steakhouse has two locations in the Columbus, Ohio area and has one location in Birmingham, Michigan.

Transaction Overview

On December 22, 2009, we announced that we had entered into agreements with a new investor and with the lenders under our credit facility that, together with this rights offering, are intended to strengthen our balance sheet and improve our operating and financial flexibility.

First, we announced that we had entered into the securities purchase agreement with BRS. Under this agreement, BRS has agreed, subject to various conditions, including the approval of our stockholders, to purchase $25.0 million of convertible preferred stock in a private placement. Based on the establishment of the subscription price of the rights offering at $2.50 per share, the initial conversion price of the convertible preferred stock will be $2.90 per share. We will use the net proceeds of the private placement to repay indebtedness under our credit facility.

Second, we announced our intention to commence this rights offering, with targeted gross proceeds of up to approximately $35.0 million in cash. It is a condition to the closing of the private placement that we raise at least $25.0 million of gross proceeds in this rights offering. We will use the net proceeds of this rights offering to repay indebtedness under our credit facility.

Finally, we announced that we had entered into an amendment to the agreement governing our credit facility. Upon effectiveness, the credit agreement amendment will reduce the revolving loan commitment from $175 million to $130 million, will extend the maturity of our indebtedness under our credit facility until the earlier of the fifth anniversary of the effective date of the credit agreement amendment or February 19, 2015, and will provide us with a less restrictive set of covenants, which we believe will enhance our financial and operating flexibility. Specifically, the amendment will provide for no financial covenant testing until the end of fiscal year 2010, will provide less restrictive leverage and coverage covenants thereafter, additional capital expenditure flexibility, and will permanently eliminate the minimum EBITDA covenant. The effectiveness of the amendment is contingent upon, among other things, our repayment of at least $42.5 million in borrowings under the credit facility from the net proceeds of the private placement and this rights offering.

Transaction Rationale

As a result of our board of directors regular capital structure and strategic business review, we determined that our capital structure and business would be strengthened if we were able to obtain financing on acceptable terms and use the proceeds of that financing to reduce the borrowings outstanding under our credit facility and, in doing so, enable us to induce the lenders under our credit facility to amend the credit facility in a manner favorable to us.

The proposed financing transactions will allow us to reduce our leverage and provide us with additional financial flexibility. The proposed amendment to the credit facility will extend the maturity of our indebtedness under our credit facility, provide covenant relief that we believe will improve our operating flexibility, and better enable us to maintain compliance with the financial covenants in the agreement governing our credit facility. The financing transactions will also enable us to add a representative to our board from BRS, whose principals have extensive experience in the restaurant industry, having completed 15 restaurant investments, including add-on acquisitions to date, which we believe will enhance the knowledge and experience of our board. Lastly, we believe that our stockholders will benefit from the fact that a rights offering will enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution that they might otherwise experience from a financing provided solely by third parties.

Recent Developments

In December 2009, we announced the successful completion of the sale of our corporate headquarters building in Heathrow, Florida. The transaction generated net proceeds of approximately $9.7 million, which were used to reduce borrowings under our credit facility. We intend to relocate to another location in Heathrow, Florida, which is currently being leased by us and will be adequate to support the additional staff that is currently occupying the headquarters building that was sold, without the need of requiring additional rental expense to us to move to this location. After giving effect to the corporate headquarters building sale along with the repayment of additional debt from free cash flow generated from operations, our December 27, 2009 balance under our credit facility was $125.5 million.

Company Information

We were founded in 1965 and were reincorporated in Delaware on May 11, 2005. Our principal executive offices are located at 500 International Parkway, Suite 100, Heathrow, FL 32746. Our telephone number is (407) 333-7440. Our website address is www.rhgi.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

The Rights Offering

The following summary describes the principal terms of this rights offering, but is not intended to be complete. See “The Rights Offering” for a more detailed description of the terms and conditions of this rights offering.

Securities Offered	We are distributing at no charge one transferable subscription rights for each share of common stock that you owned as of 5:00 p.m., New York City time, on the record date, January 20, 2010, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as beneficial owner of the shares. Each subscription right represents the right to purchase 0.579232 shares of our common stock at the subscription price of $2.50 per share and consists of a basic subscription right and an oversubscription right.

Basic Subscription Privilege	The basic subscription right entitles holders of each subscription right to purchase 0.579232 shares of our common stock at the subscription price. You may exercise your basic subscription privilege for some or all of your subscription rights, or you may choose not to exercise your subscription rights. In addition, you may transfer some or all of your subscription rights as described below.

Oversubscription Privilege	If you exercise your basic subscription privilege in full, you will also have an oversubscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege, provided that we may, but will not be required to, honor any oversubscription requests to the extent we receive more than $25.0 million in gross proceeds (the minimum we need to raise in this rights offering to satisfy the applicable condition for the closing of the private placement) through the exercise of basic subscription rights and, if applicable, the exercise of oversubscription rights. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege.

If holders exercise oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, we will allocate the shares of our common stock to be issued pursuant to the exercise of the oversubscription privilege pro rata among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our common stock that you and the other subscription rights holders have agreed to purchase by exercising the basic subscription privilege. If you are not allocated the full amount of shares for which you oversubscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering.

Subscription Price	The subscription price per share of common stock shall be equal to $2.50. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the subscription period.

Record Date	5:00 p.m., New York City time, on January 20, 2010.

Expiration Date	The subscription rights will expire at 5:00 p.m., New York City time, on February 9, 2010, unless the expiration date is extended. We reserve the right to extend the subscription rights period and consequently the expiration date at our sole discretion.

Procedure for Exercising Subscription Rights	The subscription rights may be exercised at any time during the subscription period, which commences on January 21, 2010. If you are a holder of record of subscription rights, to exercise your subscription rights, you must properly complete the enclosed subscription rights certificate and deliver it, along with the full subscription price (including any amounts in respect of your oversubscription privilege), to the subscription agent, American Stock Transfer & Trust Company, LLC, before 5:00 p.m., New York City time, on the expiration date, and payment must clear prior to the expiration of this rights offering. For the exercise of a subscription right to be effective, your subscription rights certificate, together will full payment of the subscription price, must be received by the subscription agent by 5:00 p.m., New York City time, on the expiration date of this rights offering, and payment must clear prior to the expiration of this rights offering.

If you use the mail, we recommend that you use overnight carrier or insured, registered mail, return receipt requested. If you cannot deliver your subscription rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Notice of Guaranteed Delivery.”

If you hold your shares of our common stock in the name of a broker, custodian bank or other nominee, then your broker, custodian bank or other nominee is the record holder of the shares you own. The record holder must exercise the subscription rights on your behalf for the common stock you wish to purchase. If you wish to participate in this rights offering and purchase shares of common stock, please promptly contact the record holder of your shares of common stock. We will ask your broker, custodian bank, or other nominee to notify you of this rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form” such that it will be received by 5:00 p.m., New York City time, on February 8, 2010, the last business day prior to the expiration date of this rights offering. You should receive this form from your record holder with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond. In addition, your broker, custodian bank or other nominee may permit you to effect sales though an Internet website that it maintains and through which you may access your account.

Use of Proceeds	The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full at a subscription price of $2.50 per share, we will receive gross proceeds of approximately $35.0 million in this rights offering. We will receive gross proceeds of $25.0 million from our sale of convertible preferred stock to BRS in the private placement, if completed. We currently estimate that the expenses of the rights offering, the private placement and the credit agreement amendment will be approximately $5.0 million in the aggregate. Accordingly, if each stockholder exercises its subscription rights in full at a subscription price of $2.50 per share, we expect to receive net proceeds of approximately $55.0 million from this rights offering and the private placement. We will use the net proceeds of this rights offering and the private placement to reduce our borrowings under our credit facility and to cause the credit agreement amendment to become effective. See “Use of Proceeds.”

Transferability of Subscription Rights	You may sell your subscription rights by contacting your broker or the institution through which you hold your securities until the close of business on the business day preceding the expiration date of this rights offering. In addition, you may transfer your subscription rights through the subscription agent as described in this prospectus supplement. See “The Rights Offering—Methods for Transferring and Selling Subscription Rights.”

The subscription rights were admitted for trading on the Nasdaq Global Select Market under the symbol “RUTHR” as of January 15, 2010 and may be traded until 4:00 p.m., New York City time, on February 8, 2010, the last business day prior to February 9, 2010, the expiration date. Although the subscription rights are currently listed, an active trading market for the rights may not be sustained. If the trading market is not sustained, you may be unable to sell your subscription rights or unable to sell your subscription rights at a price that is satisfactory to you.

No Revocation of Exercise by Stockholders	All exercises of subscription rights are irrevocable (except in limited circumstances relating to a material amendment to the terms of this rights offering), even if you later learn information about us that you consider unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Amendment; Cancellation	We may amend the terms of this rights offering or extend the subscription period. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions. We also reserve the right to cancel this rights offering at any time prior to the expiration date for any reason. If this rights offering is cancelled, all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable to those persons who subscribed for shares in this rights offering.

No Recommendation	Neither our Board of Directors nor the dealer manager is making any recommendation regarding your exercise of the subscription rights. The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. See “Risk Factors.”

Issuance of Common Stock	If you purchase shares of common stock through this rights offering, we will issue those shares to you through DTC as soon as practicable after the completion of this rights offering. Stock certificates will not be issued for shares of our common stock purchased in this rights offering. If you are not a DTC participant, all shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

Listing of Common Stock	Our common stock trades on the Nasdaq Global Select Market under the symbol “RUTH,” and the shares to be issued in connection with this rights offering will also be listed on the Nasdaq Global Select Market under the same symbol.

Certain Material U.S. Federal Income Tax Considerations	The receipt and exercise of your subscription rights will generally not be taxable under U.S. federal income tax laws. You should, however, seek specific tax advice from your personal tax advisor in light of your personal tax situation and as to the applicability and effect of any other tax laws. See “Certain Material U.S. Federal Income Tax Considerations.”

Dealer Manager	We and Jefferies have entered into a Dealer Manager Agreement, dated January 21, 2010, pursuant to which Jefferies is acting as dealer manager in connection with this rights offering. See “Plan of Distribution.”

Subscription Agent	American Stock Transfer & Trust Company, LLC.

Information Agent	Georgeson Inc.

Shares of Common Stock Outstanding Before this Rights Offering	As of January 20, 2010, there were 24,186,530 shares of our common stock outstanding, including 484,000 shares of restricted common stock issued to management under our amended and restated long-term equity incentive plan.

Shares of Common Stock Outstanding After Completion of this Rights Offering	We will issue up to 14,009,612 shares of common stock in this rights offering, depending on the number of subscription rights that are exercised. Based on the number of shares of common stock outstanding as of January 20, 2010, if we issue 14,000,000 shares of common stock available to be purchased in this rights offering, we would have 38,186,530 shares of common stock outstanding following the completion of this rights offering, including 484,000 shares of restricted common stock issued to management under our amended and restated long-term equity incentive plan. If we issue 14,000,000 shares of our common stock available to be purchased in this rights offering at a subscription price of $2.50 per share, and consummate the private placement, the convertible preferred stock will be convertible into approximately 8,620,690 shares, or approximately 18.4%, of our common stock outstanding following the closing of this rights offering and the private placement (assuming conversion of the convertible preferred stock into common stock).

Risk Factors	Our business is subject to uncertainties and risks. Stockholders considering making an investment by exercising subscription rights in this rights offering should carefully read and consider the information discussed under the heading “Risk Factors” in this prospectus supplement, together with the other information contained in or incorporated by reference into this prospectus supplement, including the information discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, before making a decision to invest in our common stock. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Fees and Expenses	We will pay the fees and expenses related to this rights offering. However, you are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, transfer or exercise of your subscription rights.

Summary Financial Data

The following summary consolidated financial information as of and for each of the three fiscal years in the three-year period ended December 28, 2008 is derived from our audited consolidated financial statements. The summary consolidated financial information as of and for the nine months ended September 28, 2008 and September 27, 2009, respectively, is derived from our unaudited interim condensed consolidated financial statements which include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations for such periods. Operating results for such interim periods are not necessarily indicative of results for a full fiscal year, or for any other period.

	Fiscal Year Ended			Nine Months Ended
	December 31, 2006	December 30, 2007	December 28, 2008	September 28, 2008	September 27, 2009
				(unaudited)
	(dollars in thousands, except share and per share data)
Income Statement Data:(1)

Revenues:
Restaurant sales	$248,322	$292,916	$377,424	$283,879	$246,770
Franchise income	12,399	12,896	12,703	9,701	7,524
Other operating income	4,648	3,201	3,520	3,123	2,961

Total revenues	265,369	309,013	393,647	296,703	257,255

Costs and expenses:
Food and beverage costs	82,016	96,660	122,292	91,909	72,538
Restaurant operating expenses	108,102	132,615	188,608	139,956	132,836
Marketing and advertising	8,328	8,383	13,939	10,923	8,914
General and administrative costs	22,497	24,505	28,994	23,254	16,468
Depreciation and amortization expenses	8,690	11,768	16,706	12,281	12,375
Pre-opening costs	1,891	4,421	2,869	2,451	16
Hurricane and relocation costs	(3,949)	(3,478)	—	—	—
Loss on impairment	970	—	77,051	—	286
Restructuring expense	—	—	8,926	—	419
Loss on the disposal of property and equipment, net	13	1,229	508	102	1,020

Operating income (loss)	36,811	32,908	(66,246)	15,827	12,383

	Fiscal Year Ended			Nine Months Ended
	December 31, 2006	December 30, 2007	December 28, 2008	September 28, 2008	September 27, 2009
				(unaudited)
	(dollars in thousands, except share and per share data)
Other income (expense):
Interest expense	(2,856)	(5,956)	(10,334)	(6,901)	(6,060)
Other	33	726	869	763	359

Income (loss) from continuing operations before income tax expense	33,988	27,678	(75,711)	9,689	6,682
Income tax expense (benefit)	10,534	8,889	(27,203)	2,555	1,203

Income (loss) from continuing operations	23,454	18,789	(48,508)	7,134	5,479
Loss on discontinued operations, net of income tax benefit	(336)	643	5,375	366	363

Net income (loss)	$23,790	$18,146	$(53,883)	$6,768	$5,116

Basic earnings (loss) per common share:
Continuing operations	$1.01	$0.81	$(2.08)	$0.31	$0.23
Discontinued operations	0.02	(0.03)	(0.23)	(0.01)	(0.01)

Basic earnings (loss) per share	$1.03	$0.78	$(2.31)	$0.30	$0.22

Diluted earnings (loss) per common share:
Continuing operations	$1.00	$0.80	$(2.08)	$0.30	$0.23
Discontinued operations	0.02	(0.02)	(0.23)	(0.01)	(0.01)

Diluted earnings (loss) per share	$1.02	$0.78	$(2.31)	$0.29	$0.22

Shares used in computing net income (loss) per common share:
Basic	23,175,323	23,206,864	23,308,906	23,274,761	23,552,830
Diluted	23,429,185	23,399,446	23,308,906	23,425,504	23,711,674

Balance Sheet Data (at period end):
Cash and cash equivalents	$4,690	$12,311	$3,876	$1,718	$2,648
Total assets	209,720	260,278	293,519	349,101	273,987
Total long-term debt including current portion	68,000	96,750	160,250	166,893	148,500
Total shareholders’ equity (deficit)	67,978	88,067	37,142	97,453	43,931

(1)

The preceding summary financial data reflects the reclassification of sales discounts from operating expenses to restaurant sales. This reclassification will be reflected in our annual report on Form 10-K for the fiscal year ended December 27, 2009 through retrospective adjustment of the affected amounts for all periods presented. The annual and quarterly condensed consolidated financial statements that are incorporated by reference in this prospectus supplement do not reflect any retrospective adjustments for the reclassification of sales discounts. When reviewing the preceding summary financial data in comparison to those reported in the periods above, as a result of the reclassification of sales discounts, restaurant sales decreased by $6.4 million, $8.5 million and $10.9 million, other operating income increased by $0.3 million, $0.6 million and $0.7 million, restaurant operating expenses decreased by $5.6 million, $7.3 million and $9.8 million, and general and administrative expenses decreased by $0.5 million, $0.6 million and $0.4 million for the fiscal years ended December 31, 2006, December 30, 2007, and December 28, 2008, respectively. As a result of the reclassification of sales discounts, restaurant sales decreased $8.0 million and $7.0 million, other operating income increased $0.4 million and $0.3 million, restaurant operating expenses decreased $7.2 million and $6.5 million, and general and administrative expenses decreased $0.4 million and $0.2 million for the 39-week periods ended September 28, 2008 and September 27, 2009, respectively. For all periods above, reclassifications had no impact on previously reported operating income (loss), net income (loss) or earnings (loss) per share.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Risks Related to this Rights Offering

The subscription price determined for this rights offering is not an indication of the fair value of our common stock.

Our Board of Directors determined the terms of this rights offering in consultation with our financial advisor. In determining the subscription price, our Board of Directors considered a number of factors, including the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and the historical and current trading prices for our common stock. We also reviewed an analysis from our financial advisor, including information related to prior rights offerings and the range of discounts that the subscription prices represented to the then prevailing and historical trading prices for those offerings.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time this rights offering was approved by our Board of Directors or during the subscription period. The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock, although we reserve the right to do so.

Because we do not have any formal commitments from any of our stockholders to participate in this rights offering, the net proceeds we receive from this rights offering may be lower than currently anticipated and the gross proceeds may be less than the $25.0 million we must raise to satisfy one of the conditions to closing of the private placement, which is effectively a condition to the effectiveness of the credit agreement amendment.

We do not have any binding commitments from any of our stockholders to participate in this rights offering and we cannot assure you that any of our other stockholders will exercise all or any part of their basic subscription privilege or their oversubscription privilege. If our stockholders subscribe for fewer shares of our common stock than anticipated, the gross proceeds may be less than the $25.0 million we must raise to satisfy one of the conditions to closing of the private placement. If we fail to close the private placement, we will be unable to pay down a sufficient level of indebtedness under our credit facility to satisfy one of the conditions to the effectiveness of the credit agreement amendment, and would therefore be unable to achieve the benefits to us of that amendment. If we are unable to close the credit agreement amendment, we do not currently plan to complete the rights offering, although we reserve the right to do so.

We may cancel this rights offering at any time prior to the expiration of the subscription period, and neither we nor the subscription agent will have any obligation to you except to return your subscription payment.

We may at our sole discretion cancel this rights offering at any time prior to the expiration of the subscription period. We currently intend to cancel this rights offering if we fail to raise at least $25.0 million in gross proceeds in this rights offering. If we elect to cancel this rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return to you, without interest or penalty, as soon as practicable any subscription payments. If you purchase subscription rights and this rights offering is cancelled, your investment will be worthless and you will have no recourse against us, the subscription agent or the person from whom you purchased the subscription rights.

This rights offering may cause the price of our common stock to decline.

The subscription price of $2.50 per share was lower than the closing sales price of our common stock on the record date and the average of the closing sales prices of our common stock over the thirty trading day period ended on the record date. Upon our initial announcement of this rights offering and the private placement, the trading price of our common stock decreased. While the trading price has rebounded, the trading price could subsequently decline as a result of the perceived dilution from shares to be issued in this rights offering or otherwise. This decrease may continue after the completion of this rights offering. If that occurs, your purchase of shares of our common stock in this rights offering may be at a price greater than the prevailing trading price. Further, if a substantial number of subscription rights are exercised and the holders of the shares received upon exercise of those subscription rights choose to sell some or all of those shares, the resulting sales could also depress the trading price of our common stock.

Because you may not revoke or change your exercise of the subscription rights, you could be committed to buying shares above the prevailing trading price at the time this rights offering is completed.

Once you exercise your subscription rights, except in limited circumstances relating to a material amendment to the terms of this rights offering, you may not revoke or change the exercise. The trading price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights, and afterwards, the trading price of our common stock decreases below the subscription price, you will have committed to buying shares of our common stock at a price above the prevailing trading price and could have an immediate unrealized loss. Our common stock is traded on the Nasdaq Global Select Market under the symbol “RUTH,” and the closing sale price of our common stock on the Nasdaq Global Select Market on January 20, 2010, the record date for this rights offering, was $3.11 per share. There can be no assurances that the trading price of our common stock will equal or exceed the subscription price at the time of exercise or at the expiration of the subscription period or thereafter.

You may not be able to resell any shares of our common stock that you purchase pursuant to the exercise of subscription rights immediately upon expiration of the subscription period or be able to sell your shares at a price equal to or greater than the subscription price.

If you exercise subscription rights, you may not be able to resell the common stock purchased by exercising your subscription rights until you, or your broker, custodian bank or other nominee, if applicable, have received those shares. Moreover, you will have no rights as a stockholder of the shares you purchased in this rights offering until we issue the shares to you. Although we will endeavor to issue the shares as soon as practicable after completion of this rights offering, there may be a delay between the expiration date of this rights offering and the time that the shares are issued. In addition, we cannot assure you that, following the exercise of your subscription rights, you will be able to sell your common stock at a price equal to or greater than the subscription price.

No prior market exists for the subscription rights and accordingly you may not be able to sell your subscription rights.

The subscription rights are a new issue of securities with no established trading market prior to January 15, 2010. The subscription rights trade on the Nasdaq Global Select Market under the symbol “RUTHR” and we currently expect them to continue to trade until 4:00 p.m., New York City time, on February 8, 2010, the last business day prior to the expiration date. We cannot assure you, however, how liquid the market for the subscription rights will be. Jefferies has indicated to us that it intends to continue to make a market in the subscription rights, as permitted by applicable laws and regulations, but it is not obligated to do so and may discontinue any such market-making at any time without notice. If you sell your subscription rights through your broker, custodian bank or other nominee, you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received well in advance of 5:00 p.m., New York City time, on February 8, 2010, the last business day prior to February 9, 2010, the scheduled expiration date of this rights offering. If you are a holder of record of subscription rights, the subscription agent will facilitate subdivisions or sales of the subscription rights until 5:00 p.m., New York City time, on February 4, 2010, three business days prior to the scheduled expiration date. If you wish to sell your subscription rights or the subscription agent tries to sell subscription rights on your behalf in accordance with the procedures discussed in this prospectus supplement but such subscription rights cannot be sold, or if you provide the subscription agent with instructions to exercise the subscription rights and your instructions are not timely received by the subscription agent, then the subscription rights will expire and will have no further value. See “The Rights Offering—Methods for Transferring and Selling Subscription Rights.”

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights will be rejected.

Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date of this rights offering. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. We are not responsible if your broker, dealer, custodian bank or nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration of the subscription period. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in this rights offering prior to the expiration of the subscription period, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form. We have the sole discretion to determine whether the exercise of your subscription rights properly and timely follows the subscription procedures.

If you make payment of the subscription price by uncertified personal check, your check may not clear in sufficient time to enable you to purchase shares in this rights offering.

Any uncertified personal check used to pay the subscription price in this rights offering must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. As a result, if you choose to use an uncertified personal check to pay the subscription price, it may not clear prior to the expiration date, in which event you would not be eligible to exercise your subscription rights. You may eliminate this risk by paying the subscription price by certified or cashier’s check or bank draft drawn on a U.S. bank or a U.S. postal money order.

If you do not fully exercise your basic subscription privilege and this rights offering is completed, your interest in us will be significantly diluted. In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, then you would experience an immediate dilution of the aggregate fair value of your shares, which could be substantial.

We may issue up to 14,009,612 shares of common stock in this rights offering. If you do not choose to fully exercise your basic subscription privilege, your percentage ownership interest in us will decrease if this rights offering is completed, and if you do not exercise your basic subscription privilege at all, your percentage ownership in us could decrease significantly. In addition, if you exercise your basic subscription privilege in full but do not exercise your oversubscription privilege and other stockholders exercise both their basic and oversubscription privileges, the percentage of our common stock owned by those other stockholders will increase. For example, if you own 1,000,000 shares of common stock before this rights offering, or approximately 4.1% of our common stock, and you do not exercise any of your basic or oversubscription privileges while all other stockholders exercise their subscription privileges in full, then your percentage ownership will be reduced to approximately 2.6%, before giving effect to the additional dilution you will suffer as a result of the issuance of convertible preferred stock to BRS in the private placement, if completed. In addition, if you do not exercise your basic subscription privilege in full and the subscription price is less than the fair value of our common stock, you would experience immediate dilution of the value of your shares relative to what your value would have been had our common stock been issued at fair value. This dilution could be substantial.

Your interest in us will be diluted if the private placement is closed and our convertible preferred stock is converted into our common stock.

The issuance of common stock upon conversion of the convertible preferred stock we are proposing to issue to BRS in the private placement will dilute your existing holdings of our common stock. Each share of convertible preferred stock will be convertible into our common stock in an amount equal to the then applicable liquidation preference of the convertible preferred stock (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price will be set at the closing of the private placement at $2.90 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. Based on an initial conversion price of $2.90 and a liquidation preference of $1,000, each share of convertible preferred stock would be convertible into approximately 344.8 shares of our common stock. Upon consummation of the private placement, BRS will own 25,000 shares of convertible preferred stock, which shares will be convertible, assuming an initial conversion price of $2.90, into approximately 8,620,690 shares of our common stock, and will represent on an as converted basis approximately 26.3% of the total number of shares of our common stock issued and outstanding immediately after the closing of the private placement but before giving effect to the shares of common stock to be issued in this rights offering, based on 24,186,530 shares outstanding as of the record date. Assuming the issuance of 14,000,000 shares of common stock available to be purchased in this rights offering and the conversion of the convertible preferred stock, BRS would own on an as converted basis approximately 18.4% of the total number of shares of common stock issued and outstanding immediately after the closing of the private placement and this rights offering. In addition, we currently expect to satisfy our obligation to pay dividends on the convertible preferred stock by increasing the liquidation preference of the shares of convertible preferred stock, which will further increase the number of shares that would be issued to BRS upon conversion.

USE OF PROCEEDS

The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full, at a subscription price of $2.50 per share, we will receive gross proceeds of approximately $35.0 million in this rights offering. We will receive gross proceeds of $25.0 million from our sale of convertible preferred stock to BRS in the private placement, if completed. We currently estimate that the expenses of the rights offering, the private placement and the credit agreement amendment will be approximately $5.0 million in the aggregate. Accordingly, if each stockholder exercises its subscription rights in full at a subscription price of $2.50 per share, we expect to receive net proceeds of approximately $55.0 million from this rights offering and the private placement.

It is a condition to the effectiveness of the credit agreement amendment that we repay at least $42.5 million in borrowings under our credit facility. We will use any net proceeds in excess of this amount to further reduce our borrowings under our credit facility. As of September 27, 2009, borrowings under our credit facility bore interest at a weighted average interest rate of 4.27%. Our credit facility is scheduled to mature on February 19, 2013, or, if we complete this rights offering and the private placement and the credit agreement amendment becomes effective, the earlier of the fifth anniversary of the effective date of the credit agreement amendment or February 19, 2015. Had we completed this rights offering and the private placement and had the credit agreement amendment become effective as of December 27, 2009, our fiscal year end, we would have had, as of that date, approximately $56.0 million in availability under our credit facility, net of outstanding letters of credit of approximately $3.5 million. For additional information regarding the credit agreement amendment, see “The Credit Agreement Amendment.”

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the Nasdaq Global Select Market under the symbol “RUTH.” The following table sets forth the high and low sales prices for our common stock for the periods indicated as reported by the Nasdaq Global Select Market.

	High	Low
Year ended December 26, 2010:
First Quarter (through January 20, 2010)	$3.17	$2.06
Year ended December 27, 2009:
Fourth Quarter	$4.54	$2.09
Third Quarter	$4.74	$2.77
Second Quarter	$4.37	$1.08
First Quarter	$2.24	$0.70
Year ended December 28, 2008:
Fourth Quarter	$4.15	$0.92
Third Quarter	$5.35	$3.56
Second Quarter	$8.27	$5.30
First Quarter	$8.94	$6.27

As of January 20, 2010, there were 91 holders of record of our common stock. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, 59 Maiden Lane, New York, NY 10038, telephone (800) 937-5449.

We currently expect to retain all of our future earnings to finance the growth of our business. Since the acquisition of us by affiliates of Madison Dearborn in 1999, we have not paid, and have no current plans to pay in the future, cash dividends to holders of our common stock. The payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements and operating and financial condition, among other factors. In addition, the agreement governing our credit facility limits our ability to pay dividends. We may not pay a dividend if there is a default (or if a default would result from such dividend payment) under the agreement governing our credit facility, and may not pay dividends in excess of an aggregate of $1.0 million in any fiscal year.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 27, 2009 on an actual basis and on an as adjusted basis assuming:

•	the sale of 14,000,000 shares of common stock available to be purchased in this rights offering at a subscription price of $2.50 per share;

•	the issuance and sale of 25,000 shares of convertible preferred stock in the related private placement;

•	the payment of an estimated $5.0 million in expenses for this rights offering, the private placement and the credit agreement amendment; and

•	the application of the net proceeds from this rights offering and the private placement to repay outstanding indebtedness under our credit facility.

The following information should be read in conjunction with our consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 27, 2009 and our other financial statements incorporated by reference in this prospectus supplement.

	As of September 27, 2009
	Actual (Unaudited)	As Adjusted (Unaudited)
	(In thousands)
Cash and cash equivalents	$2,648	$2,648

Long-term debt, including current portion:(1)
Credit facility:
Revolving credit facility	148,500	93,500

Total long-term debt, including current portion	$148,500	$93,500

Shareholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized, 0 shares issued and outstanding, actual; 25,000 shares issued and outstanding, as adjusted	$0	$25,000
Common stock, par value $.01 per share; 100,000,000 shares authorized, 23,606,943 shares issued and outstanding, actual; 37,606,943 shares issued and outstanding, as adjusted	236	376
Additional paid-in capital	173,060	202,920
Accumulated deficit	(129,365)	(129,365)

Total shareholders’ equity	43,931	73,555

Total capitalization	$195,079	$195,079

(1)	As of September 27, 2009, we had an aggregate of $148.5 million of borrowings outstanding under our credit facility at a weighted average interest rate of 4.27%. Our credit facility is scheduled to mature on February 19, 2013, or upon effectiveness of the credit agreement amendment, upon the earlier of the fifth anniversary of the effective date of the credit agreement amendment or February 19, 2015. As a result of our repayment of indebtedness subsequent to September 27, 2009, we had an aggregate of $125.5 million of borrowings outstanding under our credit facility as of December 27, 2009, our fiscal year end. We had $1.7 million in cash and cash equivalents as of that date. Had we completed this rights offering and the private placement and applied the assumed net proceeds therefrom to repay outstanding indebtedness under our credit facility and assuming the effectiveness of the credit agreement amendment, we would have had, as of December 27, 2009, approximately $56.0 million in availability under our credit facility, net of outstanding letters of credit of approximately $3.5 million.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to holders of our common stock as of 5:00 p.m., New York City time, on January 20, 2010, which is the record date for this rights offering, at no charge, transferable subscription rights to purchase shares of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on the record date. The subscription rights will be evidenced by subscription rights certificates. Subscription rights may be exercised at any time during the subscription period, which commences on January 21, 2010, and continues through the expiration date for this rights offering, which is 5:00 p.m., New York City time, on February 9, 2010. You are not required to exercise any of your subscription rights.

Basic Subscription Privilege

Each subscription right will entitle you to purchase 0.579232 shares of our common stock at a subscription price of $2.50 per share. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. In addition, you may sell or transfer some or all of your subscription rights as described below.

Oversubscription Privilege

If you exercise your basic subscription privilege in full, you will also have an oversubscription privilege to purchase any shares that our other subscription rights holders do not purchase under their basic subscription privilege, provided that we may, but will not be required to, honor any oversubscription requests to the extent we receive more than $25.0 million in gross proceeds (the minimum we need to raise in this rights offering to satisfy the applicable condition for the closing of the private placement) through the exercise of basic subscription rights and, if applicable, the exercise of oversubscription rights. The subscription price for shares purchased pursuant to the oversubscription privilege will be the same as the subscription price for the basic subscription privilege.

You may exercise your oversubscription privilege only if you exercise your basic subscription privilege in full. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity. For example, if you are granted subscription rights for shares of our common stock that you own individually and shares of our common stock that you own jointly with your spouse, you may exercise your oversubscription privilege with respect to the subscription rights you own individually, as long as you fully exercise your basic subscription privilege with respect to your individually owned subscription rights. You will not, however, be able to exercise the oversubscription privilege you own collectively with your spouse unless the basic subscription privilege collectively owned by you and your spouse is fully exercised. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual oversubscription privilege.

When you complete the portion of your subscription rights certificate to exercise your oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as to shares of our common stock that you hold in that capacity. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege in full.

If holders exercise oversubscription privileges for more shares than are available to be purchased pursuant to the oversubscription privileges, including as a result of our election not to honor oversubscription requests in excess of $25.0 million in gross proceeds, we will allocate the shares of our common stock to be issued pursuant to the exercise of the oversubscription privilege pro rata among those over-subscribing rights holders. “Pro rata” means in proportion to the number of shares of our common stock that you and the other subscription rights holders have agreed to purchase by exercising the basic subscription privilege. If there is a pro rata allocation of the remaining shares of our common stock and you would otherwise receive an allocation of a greater number of shares than you subscribed for under your oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed. We will allocate the remaining shares among all other holders exercising their oversubscription privilege. If you are not allocated the full amount of shares for which you over-subscribe, you will receive a refund of the subscription price, without interest or penalty, that you delivered for those shares of our common stock that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the completion of this rights offering.

In order to exercise the oversubscription privilege, brokers, dealers, custodian banks and other nominee subscription rights holders who exercise the oversubscription privilege on behalf of beneficial owners must certify to the subscription agent and to us with respect to each beneficial owner:

•	the number of subscription rights exercised under the basic subscription privilege; and

•	the number of shares subscribed for under the oversubscription privilege.

If your shares are held by a broker, dealer, custodian bank or other nominee in book-entry form through DTC, then, in addition to the other materials required to be submitted to the subscription agent to exercise your subscription rights, a Nominee Holder Certification will also be required. See “—Method of Exercising Subscription Rights—Subscription by DTC Participants.”

No Fractional Rights

We will not issue fractional shares of our common stock in this rights offering, and any payments made to us in respect of an exercise of subscription rights for fractional shares will be returned to the holder of those rights as soon as practicable following the completion of this rights offering. You may only exercise your subscription rights to purchase, at the subscription price, a whole number of shares, rounded down to the nearest whole number you are otherwise entitled to purchase. For example, if you owned 100 shares of common stock as of 5:00 p.m., New York City time, January 20, 2010, you would receive 100 subscription rights, which would entitle you to purchase 57 shares (57.9232 rounded down to the nearest whole share) at the subscription price of $2.50 per share.

Subscription Price

Our Board of Directors determined the terms of this rights offering in consultation with our financial advisor. In determining the subscription price, our Board of Directors considered a number of factors, including the size and timing of the rights offering, the price at which our stockholders might be willing to participate in the rights offering and the historical and current trading prices for our common stock. We also reviewed an analysis from our financial advisor, including information related to prior rights offerings and the range of discounts that the subscription prices represented to the then prevailing and historical trading prices for those offerings.

The subscription price is not necessarily related to our book value, results of operations, cash flows, financial condition or net worth or any other established criteria of value and may or may not be considered the fair value of our common stock at the time this rights offering was approved by our Board of Directors or during the subscription period. The trading price of our common stock may decline during or after this rights offering. We cannot assure you that you will be able to sell shares purchased in this rights offering at a price equal to or greater than the subscription price. We do not intend to change the subscription price in response to changes in the trading price of our common stock, although we reserve the right to do so.

We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Expiration Time and Date

The subscription rights will expire at 5:00 p.m., New York City time, on February 9, 2010, unless we extend the subscription period and consequently the initial expiration date. After the expiration of the subscription period, all unexercised subscription rights will be null and void. We will not be obligated to honor any purported exercise of subscription rights which the subscription agent receives after the expiration of this rights offering, regardless of when you sent the documents regarding that exercise, unless you have used the guaranteed delivery procedures described under “—Notice of Guaranteed Delivery.” Shares purchased in this rights offering will be issued through DTC and any subscription payments received for shares not allocated or validly purchased will be returned, as soon as practicable following the expiration date of this rights offering.

Cancellation; Extensions; Amendments

We may cancel, extend or otherwise amend this rights offering, in whole or in part, if at any time before completion of this rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to this rights offering that in the sole judgment of our Board of Directors would or might make this rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of this rights offering. In addition, we reserve the right, in our sole discretion, to cancel, extend or otherwise amend the terms of this rights offering for any reason prior to the expiration date of this rights offering. We will notify you of any cancellation, extension or amendment by issuing a press release. In the event of a material amendment to the terms of this rights offering, we will distribute an amended prospectus supplement to stockholders of record, extend the expiration of this rights offering and offer all holders who have exercised their subscription rights a period of time to revoke their previously exercised subscriptions. If we cancel this rights offering, in whole or in part, all affected subscription rights (including those purchased in the open market) will expire without value, and all subscription payments received by the subscription agent will be returned, without interest or penalty, as soon as practicable.

Reasons for this Rights Offering and the Related Private Placement

We and the lenders under our credit facility have entered into an amendment to the agreement governing the credit facility that will, among other things, extend the maturity of our indebtedness under our credit facility and provide covenant relief that we believe will improve our operating flexibility and better enable us to maintain compliance with the financial covenants in the agreement governing our credit facility. The effectiveness of the credit agreement amendment is conditioned upon our repayment of at least $42.5 million in borrowings under our credit facility and therefore is effectively conditioned upon the successful closing of the private placement, and it is a condition to the closing of the private placement that, among other things, we obtain stockholder approval of the private placement and that we are successful in raising at least $25.0 million in gross proceeds in this rights offering.

In authorizing this rights offering and the related private placement, our Board of Directors evaluated our future need for additional liquidity and our need for increased financial flexibility in order to enable us to achieve our business plan and growth strategy and to continue to comply with the financial covenants in the agreement governing our credit facility. In the course of this process, our Board of Directors consulted with our senior management and its financial advisor and considered a number of factors in favor of this rights offering and the related private placement, including the following factors:

•

our financial condition, results of operations and cash flow, including our recent losses, which could ultimately lead to our inability to comply with the financial covenants contained in the agreement governing our credit facility;

•	the benefit to be derived by entering into the credit agreement amendment and the impairment to our business that might result if we are unable to obtain such an amendment;

•	the ability to increase the maximum permitted capital expenditures under the credit agreement amendment to provide us greater operating flexibility;

•

the absence of other viable financing alternatives in light of the extensive process undertaken by Jefferies and the members of our senior management team to solicit third party indications of interest in our financing;

•	our Board of Directors’ view that this rights offering and the private placement would enhance our capital structure;

•	the fact that a rights offering with transferable subscription rights could potentially increase our public float;

•

the fact that this rights offering would enable all of our stockholders to participate in a material portion of the transaction and mitigate the dilution they might otherwise experience from a financing provided solely by third parties;

•	the fact that our stockholders would have an opportunity to approve the private placement; and

•	the fact that a representative of BRS will serve on our Board of Directors, whose contribution we believe will enhance the knowledge and experience of our Board of Directors.

Our Board of Directors also considered the following factors adverse to this rights offering and the related private placement:

•

the fact that if certain of our stockholders do not exercise their subscription rights in full, they may be substantially diluted after completion of this rights offering and the related private placement;

•

the fact that if the convertible preferred stock is converted into common stock, our stockholders will be substantially diluted and, depending on the conversion price of the convertible preferred stock, the value of the common stock could be substantially diluted;

•	the fact that even if the convertible preferred stock is not converted, the convertible preferred stock will have a liquidation preference superior to our common stock;

•

the fact that the ownership by BRS of a substantial percentage of our total voting power, together with the contractual approval rights that we have agreed to grant to BRS, may make it more difficult and expensive for a third party to pursue a change of control of our company, even if a change of control would generally be beneficial to our stockholders;

•	the fees and expenses to be incurred by us in connection with this rights offering, the private placement and the refinancing; and

•

the fact that the restrictive covenants related to the convertible preferred stock and otherwise to be granted to BRS for so long as it holds the convertible preferred stock may limit our operating flexibility.

The net proceeds to us from this rights offering will depend on the number of subscription rights that are exercised. If each stockholder exercises its subscription rights in full, at a subscription price of $2.50 per share, we will receive gross proceeds of approximately $35.0 million in this rights offering. We will receive gross proceeds of $25.0 million from our sale of convertible preferred stock to BRS in the private placement, if completed. We currently estimate that the expenses of the rights offering, the private placement and the credit agreement amendment will be approximately $5.0 million in the aggregate. Accordingly, if each stockholder exercises its subscription rights in full at a subscription price of $2.50 per share, we expect to receive net proceeds of approximately $55.0 million from this rights offering and the private placement.

It is a condition to the effectiveness of the credit agreement amendment that we repay at least $42.5 million in borrowings under our credit facility. We will use any net proceeds in excess of this amount to further reduce our borrowings under our credit facility.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable (except in limited circumstances relating to a material amendment of the terms of this rights offering) and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders

To exercise your basic subscription privilege and your oversubscription privilege, you must properly complete and execute the subscription rights certificate, together with any required signature guarantees, and forward it, together with payment in full of the subscription price for each share of our common stock you are subscribing for, including any shares you subscribe for pursuant to the oversubscription privilege, to the subscription agent at the address set forth under “—Subscription Agent” below, on or prior to the expiration date.

Subscription by DTC Participants

If your subscription rights are held of record through DTC, you may exercise your basic subscription privilege and your oversubscription privilege by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your oversubscription privilege, if any, and payment in full of the subscription price for each share of our common stock that you subscribed for, including any shares pursuant to the oversubscription privilege. Except as described under the subsection titled “—Notice of Guaranteed Delivery,” subscriptions accepted by the subscription agent via a Notice of Guaranteed Delivery must be delivered to the subscription agent with payment before the expiration of the subscription period.

Subscription by Beneficial Owners through a Broker, Custodian Bank or Other Nominee

If you are a beneficial owner of shares of our common stock who holds common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you and exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., New York City time, on February 9, 2010, the expiration date of this rights offering, and payment must also clear prior to the expiration of this rights offering. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you.

To indicate your decision with respect to your subscription rights, in addition to any other procedures your broker, custodian bank or other nominee may require, you should complete and return to your broker, custodian bank or other nominee, the form entitled “Beneficial Owner Election Form” such that it will be received by them by 5:00 p.m., New York City time, on February 8, 2010, the last business day prior to the expiration date of this rights offering. You should receive this form from your broker, custodian bank or other nominee with the other subscription rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in this rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Payment Method

Your payment of the subscription price must be made in U.S. dollars for the full number of shares of common stock you wish to acquire under the basic subscription privilege and the oversubscription privilege by either:

•

uncertified check payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris)” at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Reorganization Administration;

•

certified or cashier’s check or bank draft drawn upon a U.S. bank and payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris)” at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Reorganization Administration;

•

U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris)” at 6201 15th Avenue, Brooklyn, New York 11219, Attention: Reorganization Administration; or

•

wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC (acting as subscription agent for Ruth’s Chris), for purposes of accepting subscriptions in this rights offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA # 021000021, account # 957-341288 Attention: American Stock Transfer Ruth’s Hospitality Group, Inc. with reference to the rights holder’s name.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon:

•	clearance of any uncertified check deposited by the subscription agent;

•	receipt by the subscription agent of any certified or cashier’s check or bank draft drawn upon a U.S. bank or any U.S. postal money order; or

•	receipt of a wire transfer of funds to the subscription account described above.

Payment received after the expiration of the subscription period will not be honored, and, in that case, the subscription agent will return your payment to you, without interest or penalty, as soon as practicable.

Clearance of Uncertified Checks

If you are paying by uncertified personal check, please note that payment will not be deemed to have been received by the subscription agent until the check has cleared, which could take five or more business days to clear. If you wish to pay the subscription price by uncertified personal check, we urge you to make payment sufficiently in advance of the time this rights offering expires to ensure that your payment is received by the subscription agent and clears by this rights offering expiration date. We urge you to consider using a certified or cashier’s check or bank draft or U.S. postal money order.

Instructions for Completing Your Subscription Rights Certificate

You should read the instruction letter accompanying the subscription rights certificate carefully and strictly follow it. Do not send subscription rights certificates or payments to us. Except as described below under “—Notice of Guaranteed Delivery,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed subscription rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, not us or the subscription agent.

The method of delivery of subscription rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period for this rights offering. Because uncertified personal checks may take five or more business days to clear, we strongly urge you to pay or arrange for payment by means of certified or cashier’s check or bank draft or U.S. postal money order to avoid missing the opportunity to exercise your subscription rights should you decide to exercise your subscription rights.

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or do not deliver full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you would owe for exercise of your basic subscription privilege in full, you will be deemed to have exercised your oversubscription privilege to purchase the maximum number of shares of our common stock that could be purchased with your over-payment. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we or the subscription agent will return the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of this rights offering.

Methods for Transferring and Selling Subscription Rights

You may sell your subscription rights by contacting your broker or the institution through which you hold your common stock, which may permit you to effect sales through an Internet website that it maintains and through which you may access your account. In addition, you may transfer your subscription rights through the subscription agent as described below. The subscription agent will facilitate subdivisions or sales of the rights until 5:00 p.m., New York City time, on February 4, 2010, three business days prior to February 9, 2010, the scheduled expiration date. The subscription rights have been admitted for trading and currently trade on the Nasdaq Global Select Market under the symbol “RUTHR.” We currently expect that the subscription rights will continue to trade until 4:00 p.m., New York City time, on February 8, 2010, the last business day prior to February 9, 2010, the expiration date. There had been no public market for the subscription rights prior to January 15, 2010, and we cannot assure you that a trading market for the subscription rights will develop or, if a market develops, that the market will remain available throughout the subscription period. We also cannot assure you of the price at which the subscription rights will trade, if at all. If you do not exercise your subscription rights by 5:00 p.m., New York City time, on the expiration date of this rights offering, your subscription rights will expire and be void and no longer exercisable. See “—General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights” below.

Transfer of Subscription Rights

You may transfer subscription rights in whole by endorsing the subscription rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your subscription rights certificate.

If you wish to transfer all or a portion of your subscription rights, you must provide transfer instructions to the subscription agent by 5:00 p.m., New York City time, on February 4, 2010, three business days prior to February 9, 2010, the scheduled expiration date, in order to allow a sufficient amount of time prior to the expiration date of this rights offering, for the subscription agent to:

•	receive and process your transfer instructions; and

•

issue and transmit a new subscription rights certificate to your transferee or transferees with respect to transferred subscription rights, and to you with respect to any subscription rights you retained.

With your subscription rights certificate, you should include instructions to register such portion of the subscription rights evidenced thereby in the name of the transferee and to issue a new subscription rights certificate to the transferee evidencing such transferred subscription rights. If there is sufficient time before the expiration of this rights offering, the subscription agent will send you a new subscription rights certificate evidencing the balance of your subscription rights that you did not transfer to the transferee. You may also instruct the subscription agent to send the subscription rights certificate to one or more additional transferees. If you wish to sell your remaining subscription rights, you may request that the subscription agent send you certificates representing your remaining subscription rights so that you may sell them through your broker, custodian bank or other nominee. If you are a record holder of a subscription rights certificate, you may sell your subscription rights through the subscription agent.

If you wish to transfer your subscription rights to any person other than an eligible guarantor institution, the signatures on your subscription rights certificate must be guaranteed by an eligible guarantor institution.

Sale of Subscription Rights

If you hold your subscription rights through your broker, custodian bank or other nominee and choose to sell your subscription rights (or if you are a holder of record and choose to sell your subscription rights through your broker, custodian bank or other nominee), you must deliver your order to sell to your broker, custodian bank or other nominee such that it will be actually received well in advance of 5:00 p.m., New York City time, on February 8, 2010, the last business day prior to February 9, 2010, the scheduled expiration date of this rights offering. You may receive a different amount of proceeds than if you sell the same amount of subscription rights through the subscription agent. If you sell your subscription rights through your broker, custodian bank or other nominee instead of the subscription agent, your sales proceeds will be the actual sales price of your subscription rights less any applicable brokers commission, taxes or other fees, rather than the weighted average net sale price of all subscription rights sold by the subscription agent on the relevant date described above.

If you hold a subscription rights certificate and choose not to sell your subscription rights through your broker, custodian bank or other nominee, you may choose to sell your subscription rights through the subscription agent. If you wish to have the subscription agent seek to sell your subscription rights, you must deliver your properly executed subscription rights certificate, with appropriate instructions, to the subscription agent by 5:00 p.m., New York City time, on February 4, 2010, three business days prior to February 9, 2010, the scheduled expiration date of this rights offering. If you want the subscription agent to seek to sell only a portion of your subscription rights, you must send the subscription agent instructions setting forth what you would like to sell along with your subscription rights certificate by 5:00 p.m., New York City time, on February 4, 2010, three business days prior to the scheduled expiration date of this rights offering. The deadline to sell your subscription rights is subject to extension if we extend the subscription period. If there is sufficient time before the expiration date, the subscription agent will send you a new subscription rights certificate evidencing the balance of your subscription rights that you did not sell. If the subscription agent cannot sell your subscription rights by 5:00 p.m. New York City time, on February 4, 2010, the subscription agent will hold your subscription rights certificate for pick up by you at the subscription agent’s address provided below.

If the subscription agent sells subscription rights for you, it will aggregate and sell concurrently all rights being sold on a particular day and will send you a check for the net proceeds from the sale of any of your subscription rights, after deducting any applicable taxes or broker fees, as soon as practicable following the sale. If your subscription rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all subscription rights sold by the subscription agent on the relevant date of sale. We cannot assure you, however, that a market will develop for the purchase and sale of the subscription rights or that the subscription agent will be able to sell your subscription rights.

IF YOU ARE A SUBSCRIPTION RIGHTS HOLDER AND YOU CHOOSE TO SELL YOUR SUBSCRIPTION RIGHTS THROUGH THE SUBSCRIPTION AGENT, YOU MUST DELIVER YOUR ORDER TO SELL YOUR SUBSCRIPTION RIGHTS TO THE SUBSCRIPTION AGENT BY 5:00 P.M., NEW YORK CITY TIME, THREE BUSINESS DAYS BEFORE THE SCHEDULED EXPIRATION DATE. IF LESS

THAN ALL SALES ORDERS RECEIVED BY THE SUBSCRIPTION AGENT ON A PARTICULAR DATE ARE FILLED, IT WILL PRORATE THE NET PROCEEDS FROM THE SALE OF RIGHTS THAT WERE ABLE TO BE EXECUTED AMONG YOU AND THE OTHER SUBSCRIPTION RIGHTS HOLDERS THAT ELECTED TO SELL THEIR SUBSCRIPTION RIGHTS ON THAT DATE BASED UPON THE NUMBER OF SUBSCRIPTION RIGHTS THAT EACH HOLDER HAS INSTRUCTED THE SUBSCRIPTION AGENT TO SELL ON SUCH DATE. THE SUBSCRIPTION AGENT IS REQUIRED TO SELL YOUR SUBSCRIPTION RIGHTS ONLY IF IT IS ABLE TO FIND BUYERS.

General Considerations Regarding the Partial Exercise, Transfer or Sale of Subscription Rights

The amount of time needed by your transferee to exercise or transfer its subscription rights depends upon the method by which you, as the transferor, deliver the subscription rights certificates, the method of payment made by your transferee and the number of transactions that you instruct the subscription agent to effect. You should also allow several business days for your transferee to exercise or transfer the subscription rights that you transferred to it. Neither we nor the subscription agent will be liable to a transferee or transferor of subscription rights if subscription rights certificates or any other required documents are not received in time for exercise or transfer prior to the expiration date of this rights offering.

If time permits, you will receive a new subscription rights certificate upon a partial exercise, transfer or sale of subscription rights and you may then exercise, transfer or sell your unexercised subscription rights. However, the subscription agent will only facilitate subdivisions or transfers of subscription rights certificates until 5:00 p.m., New York City time, on February 4, 2010, three business days prior to 5:00 p.m., New York City time, on February 9, 2010, the scheduled expiration date of this rights offering. We will not issue any subscription rights certificates for unexercised subscription rights after the expiration date of this rights offering, and therefore you will not be able to exercise, transfer or sell your remaining subscription rights.

You are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, transfer or exercise of your subscription rights, except that we will pay certain fees of the subscription agent and information agent associated with this rights offering.

Subscription Agent

American Stock Transfer & Trust Company, LLC is acting as the subscription agent for this rights offering under an agreement with us. All subscription rights certificates, payments of the subscription price and nominee holder certifications, to the extent applicable to your exercise of subscription rights, must be delivered to AST as follows:

By mail, hand or courier:

American Stock Transfer & Trust Company, LLC

Attention: Reorganization Administration

6201 15th Avenue

Brooklyn, New York 11219

By facsimile transmission (for eligible institutions only):

(718) 234-5001

You should confirm receipt of all facsimile transmissions by calling the subscription agent at (877) 248-6417 or (718) 921-8317. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus supplement to Georgeson Inc. at (800) 676-0281.

We will pay the fees and expenses of AST. We have also agreed to indemnify AST against certain liabilities in connection with this rights offering.

If you deliver subscription documents, subscription rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus supplement, then we may not honor the exercise of your subscription privilege.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither the subscription agent nor we will pay such expenses.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

Notice To Brokers and Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on this rights offering record date, you should notify the respective beneficial owners of such shares of this rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the subscription rights offering record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that we will provide to you with your subscription rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Notice of Guaranteed Delivery

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the subscription rights certificate evidencing your subscription rights to the subscription agent, on or before the time this rights offering expires, you may exercise your subscription rights by the following guaranteed delivery procedures:

•

deliver to the subscription agent on or prior to this rights offering expiration date your subscription price payment in full for each share you subscribed for under your subscription privilege in the manner set forth above in “—Payment Method”;

•

deliver to the subscription agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the Instructions as to Use of Ruth’s Chris Subscription Rights Certificates distributed with your subscription rights certificates; and

•

deliver the properly completed subscription rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the subscription agent within three business days following the date of your Notice of Guaranteed Delivery. For purposes of these Notice of Guaranteed Delivery procedures, “business day” means any day on which trading is conducted on the Nasdaq Global Select Market.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions as to the Use of Ruth’s Chris Subscription Rights Certificates, which will be distributed to you with your subscription rights certificate. Your Notice of Guaranteed Delivery must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that shares are to be delivered to you as record holder of those subscription rights; or

•	you are an eligible institution.

In your Notice of Guaranteed Delivery, you must state:

•	your name;

•

the number of subscription rights represented by your subscription rights certificate, the number of shares of our common stock for which you are subscribing under your basic subscription privilege and the number of shares of our common stock for which you are subscribing under your oversubscription privilege, if any; and

•

your guarantee that you will deliver to the subscription agent any subscription rights certificates evidencing the subscription rights you are exercising within three business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your subscription rights certificates at the address or facsimile number set forth above under “—Subscription Agent.”

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call Georgeson Inc., the information agent, at (800) 676-0281 to request any copies of the form of Notice of Guaranteed Delivery.

In the case of holders of subscription rights that are held of record through DTC, those subscription rights may be exercised by instructing DTC to transfer subscription rights from that holder’s DTC account to the subscription agent’s DTC account, together with payment of the full subscription price. The Notice of Guaranteed Delivery must be guaranteed by a commercial bank, trust company or credit union having an office, branch or agency in the United States or by a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP. Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “—Subscription Agent.”

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document, the Instructions as to the Use of Ruth’s Chris Subscription Rights Certificates or the Notice of Guaranteed Delivery, you should contact the information agent, Georgeson Inc. at (800) 676-0281.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription privileges, including time of receipt and eligibility to participate in this rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable (except in limited circumstances relating to a material amendment of the terms of this rights offering), and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us at our sole discretion. Neither the subscription agent nor we shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to cancel this rights offering, only when a properly completed and duly executed subscription rights certificate and any other required documents and payment of the full subscription amount have been received by the subscription agent. Our interpretations of the terms and conditions of this rights offering will be final and binding.

Segregated Account; Return of Funds

The subscription agent will hold funds received in payment for shares of the common stock in a segregated account pending completion of this rights offering. The subscription agent will hold this money until this rights offering is completed or is cancelled. If this rights offering is cancelled for any reason, the subscription agent will return this money to subscribers, without interest or penalty, as soon as practicable.

Certificates for Shares of Common Stock

Stock certificates will not be issued for shares of our common stock offered in this rights offering. As soon as practicable after the expiration of the subscription period, the subscription agent will arrange for issuance through DTC to each subscription rights holder of record that has validly exercised its basic subscription privilege, the shares of common stock purchased pursuant to the basic subscription privilege. Shares subscribed for pursuant to the oversubscription privilege will be delivered through DTC as soon as practicable after the expiration date of this rights offering and following the completion of any pro-rations as may be necessary in the event the oversubscription requests exceed the number of shares not subscribed for pursuant to the basic subscription privilege or the gross proceeds of the rights offering exceed $25.0 million and we elect not to honor any additional oversubscription requests. If you are not a DTC participant, all shares that you purchase in the rights offering will be issued in book-entry, or uncertificated, form. When issued, the shares will be registered in the name of the subscription rights holder of record.

Rights of Subscribers

You will have no rights as a holder of our common stock until your account, or your account at your broker, custodian bank or other nominee is credited with the shares of our common stock purchased in this rights offering. You will have no right to revoke your subscriptions after you deliver your completed subscription rights certificate, payment and any other required documents to the subscription agent.

Stockholder Agreements

You will not be subject to any stockholder agreement that restricts your ability to sell or transfer any new shares of common stock acquired by you in this rights offering.

Foreign and Other Stockholders

We will not mail subscription rights certificates to stockholders whose registered addresses are outside the United States or who have an army post office or foreign post office address. The subscription agent will hold these subscription rights certificates for their account. To exercise subscription rights, our foreign stockholders and stockholders with an army post office or foreign post office address must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date of this rights offering by completing an international holder subscription form which will be delivered to those holders in lieu of a subscription rights certificate and sending it by mail or facsimile to the subscription agent at the address or facsimile number set forth under “—Subscription Agent.”

No Revocation or Change

Once you submit the form of subscription rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable (except in limited circumstances relating to a material amendment to the terms of this rights offering), even if you learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase the shares of common stock offered pursuant to this rights offering.

Regulatory Limitation

We will not be required to issue to you shares of our common stock pursuant to this rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and if, at the time this rights offering expires, you have not obtained this clearance or approval.

U.S. Federal Income Tax Treatment of Subscription Rights Distribution

Based upon discussions with our advisors, we believe that our distribution or any stockholder’s exercise of these subscription rights to purchase shares of common stock should generally not be taxable to our stockholders. See “Certain Material U.S. Federal Income Tax Considerations.”

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THIS RIGHTS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

No Recommendation to Subscription Rights Holders

None of our Board of Directors or Jefferies is making any recommendation as to whether or not you should exercise, transfer or let lapse your subscription rights. You are urged to make your own decision whether or not to exercise your subscription rights based on your own assessment of our business and this rights offering. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any document incorporated by reference herein or therein.

Shares of Common Stock Outstanding After this Rights Offering

Based on the 24,186,530 shares of our common stock outstanding as of January 20, 2010, the record date for this rights offering, and assuming (i) no options are exercised prior to the expiration of the subscription period and (ii) 14,000,000 shares available to be purchased in this rights offering are sold, 38,186,530 shares of our common stock will be outstanding upon completion of this rights offering before giving effect to any shares of common stock issuable to BRS upon conversion of any of the shares of convertible preferred stock to be issued to BRS in the private placement, representing an increase in the number of outstanding shares of our common stock of approximately 57.9%.

Other Matters

We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights. We may delay the commencement of this rights offering in those states or other jurisdictions, or change the terms of this rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws. We may decline to make modifications to the terms of this rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in this rights offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in this rights offering.

THE PRIVATE PLACEMENT

Generally

On December 22, 2009, we entered into the securities purchase agreement with BRS, pursuant to which BRS will, subject to the terms and conditions detailed below, purchase 25,000 shares of our convertible preferred stock for an aggregate purchase price of $25.0 million. Dividends on the convertible preferred stock would accrue at an annual rate of 10% and would be paid, at our option, in cash or by increasing the liquidation preference on the shares of convertible preferred stock. In addition, the convertible preferred stock will be convertible into shares of our common stock. The initial conversion price will be set at the closing of the private placement at $2.90 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. The following discussion of the securities purchase agreement provides only a summary of the material terms and conditions of the securities purchase agreement. For a discussion of the convertible preferred stock, see “Description of Capital Stock—The Convertible Preferred Stock.”

Representations and Warranties

The securities purchase agreement contains representations and warranties by us relating to, among other things, our corporate organization and capitalization, the due authorization of the securities purchase agreement and the transactions contemplated thereby, our filings with the SEC, including the financial statements included therein, litigation, environmental compliance, taxes, insurance, employee benefits, the absence of undisclosed liabilities, the absence of a material adverse change in our business since June 28, 2009, title to our properties, compliance with laws and permits and the absence of conflicts and third party approval rights in connection with the transactions contemplated by the securities purchase agreement. Certain of these representations and warranties will survive for 12 months following the closing of the private placement.

The securities purchase agreement also contains representations and warranties by BRS relating to, among other things, its status as an accredited investor and its investment intent and the availability of funds necessary to purchase the convertible preferred stock.

Governance Arrangements

Pursuant to Section 9(b) of the Certificate of Designations of the convertible preferred stock, for so long as BRS continues to beneficially own 5% or more of our common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of our common stock, shall be entitled to designate one individual to our Board of Directors, who must be an employee of BRS or one of its affiliates. BRS has indicated it intends to designate Harold O. Rosser, a founder and managing director of BRS, as its initial director. If BRS is no longer entitled to designate a board member pursuant to Section 9(b) of the Certificate of Designations of the convertible preferred stock, BRS will continue to be able to designate a director, subject to stockholder approval, so long as BRS beneficially owns at least 5% of our common stock on an as converted basis. In addition to the BRS designee, following the closing of the private placement, we will seek to add to our Board of Directors an independent director with restaurant industry experience who is reasonably acceptable to us and BRS.

In addition, until the earlier of the date on which (i) BRS no longer beneficially owns at least 5% of our common stock on an as converted basis or (ii) BRS no longer has a representative serving on our Board of Directors (other than as a result of our stockholders failing to elect such designee), we must obtain the consent of 66 2/3% of the members of our Board of Directors to:

•	enter into a definitive agreement that provides for an “acquisition transaction” (as defined in the securities purchase agreement);

•	sell any assets or properties involving consideration in excess of $25.0 million, other than inventory in the ordinary course of business; or

•	purchase any assets or equity or merge with or into or any business combination involving any other company or entity in a transaction involving total consideration in excess of $25.0 million.

Further, until the date on which BRS is no longer entitled to designate or nominate a director to our Board of Directors, we may not expand the size of the Board of Directors without BRS’s consent.

Standstill

The securities purchase agreement provides that until the earliest of (i) the first anniversary of the closing of the private placement, (ii) the date on which BRS ceases to own 5% of our common stock on an as converted basis and (iii) the occurrence of a potential “change of control” event of the Company (as defined in the securities purchase agreement), without the prior consent of our Board of Directors, BRS may not acquire any of our voting securities or engage in any short selling or trading in any related derivative transactions (subject to customary exceptions), make a public announcement with respect to an acquisition transaction or take certain other actions. However, if the percentage voting power of the convertible preferred stock (or, upon conversion, the common stock) decreases as a result of the issuance of additional shares of voting securities of the Company, BRS may acquire additional shares of voting securities to restore its percentage of voting power. In addition, (i) BRS may make an acquisition proposal directly to our Board of Directors and (ii) if our Board of Directors decides to engage in a process that could give rise to a change of control, BRS will be allowed to participate in the process on the terms and conditions generally made available to the other participants.

Lock-Up and Transfer Restrictions

For the one-year period from the closing of the private placement, BRS will not be permitted to transfer its interest in the convertible preferred stock or in any shares of common stock issued upon conversion of the convertible preferred stock (other than to its permitted transferees or pursuant to certain other customary exceptions). In addition, subject to certain exceptions, commencing on the first anniversary and ending on the second anniversary of the closing of the private placement, BRS will not be permitted to transfer its interest in the convertible preferred stock or in any shares of common stock issued upon conversion of the convertible preferred stock in a privately negotiated transaction to (i) any “competitor” of the Company (as defined in the securities purchase agreement) or (ii) any person who would as a result of the transfer beneficially own, more than 5% of our common stock (on an as converted basis) without our consent.

Preemptive Rights

For so long as BRS continues to beneficially own 5% or more of our common stock on an as converted basis, it will have customary preemptive rights in the event we offer securities to any person to purchase an amount of securities in this rights offering in proportion to the percentage of our common stock on an as converted basis held by BRS at the time of this rights offering. BRS’s will not have preemptive rights in the case of issuances made (i) pursuant to the granting or exercise of stock options or other equity-based awards pursuant to our stock plans or other incentive plans approved by our Board of Directors in the ordinary course of business, (ii) issuances made as consideration in an acquisition by us of another business entity, (iii) issuances upon conversion of, or as a dividend on, any convertible or exchangeable securities of ours issued either (A) pursuant to the transactions contemplated by the securities purchase agreement or (B) prior to December 22, 2009 and (iv) issuances as part of a bona fide public offering pursuant to a registration statement under the Securities Act underwritten on a firm commitment basis.

Information Rights

Pursuant to the terms of the securities purchase agreement, so long as BRS continues to beneficially own 5% or more of our common stock on an as converted basis, we will provide BRS with customary information rights, including providing BRS with (i) unaudited monthly and unaudited quarterly financial statements, (ii) audited annual financial statements, (iii) a copy of our financial plan prior to the beginning of each fiscal year and any board-approved revisions thereof and (iv) other information as BRS reasonably requests that is consistent with materials otherwise provided to members of our Board of Directors.

Pre-Closing Covenants; Closing Conditions

No Solicitation; Alternative Proposal

Prior to the earlier of the closing of the private placement or the termination of the securities purchase agreement, under the terms of the securities purchase agreement, we are generally prohibited from taking any actions to pursue any transaction involving (i) the sale or issuance of our debt or equity securities that would result in our receiving gross proceeds in excess of $20 million (other than this rights offering) or (ii) any merger, consolidation, business combination, recapitalization or similar transaction, which, if consummated, would result in a third party acquiring more than 50% of the assets or equity interest of the Company (items (i) and (ii), each an “alternative proposal”). Notwithstanding this general restriction, however, we may engage in discussions regarding alternative proposals if our Board of Directors, after consultation with outside counsel, believes that its failure to consider such alternative proposal would result in a breach of fiduciary duties of our board to our stockholders under applicable law.

In addition, in the event our stockholders do not approve the private placement by April 21, 2010 and the securities purchase agreement is subsequently terminated as a result and (x) prior to the special meeting related to the private placement, an alternative proposal has been publicly announced and not withdrawn and (y) within six months of the date of termination of the securities purchase agreement we enter into an agreement to consummate such alternative proposal, we will be obligated to pay BRS a fee in the amount of $1.0 million upon our consummating the alternative proposal.

Rights Offering

The private placement of our convertible preferred stock is conditioned upon our raising at least $25.0 million in gross proceeds in this rights offering.

Post-Closing Fully Diluted Ownership

In addition it is a condition to BRS’s obligation to close the private placement that, after this rights offering (assuming $25 million is raised in this rights offering), BRS will own at least 19.0% of our shares of common stock on an as if converted basis. It is a condition to our obligation to close the private placement that the shares issued in this rights offering (assuming $25 million is raised in this rights offering) and the shares issued to BRS in the private placement do not represent more than 46.6% of our shares of common stock on an as if converted basis.

The Credit Agreement Amendment

On December 22, 2009, we entered into the credit agreement amendment with the lenders under our credit facility. The credit agreement amendment extends the maturity of our indebtedness under our credit facility until the earlier of the fifth anniversary of the effective date of the credit agreement amendment or February 19, 2015 and provides covenant relief that we believe will improve our operating flexibility and better enable us to maintain compliance with the financial covenants in the agreement governing our credit facility. The effectiveness of the credit agreement amendment is a condition for closing the private placement. For additional information regarding the credit agreement amendment, see “The Credit Agreement Amendment.”

Other Closing Conditions

The closing of the private placement is also subject to satisfaction or waiver of other customary conditions, including compliance with covenants and the accuracy of representations and warranties provided in the securities purchase agreement, including that no material adverse effect shall have occurred with respect to the Company prior to the closing of the private placement.

Termination

The securities purchase agreement may be terminated at any time prior to the closing of the private placement in certain circumstances, including:

•

by either BRS or us if the closing of the private placement has not occurred by April 21, 2010 (unless the failure to close is caused by a breach by the party seeking to terminate the securities purchase agreement);

•	by mutual written consent of BRS and us;

•	by BRS if we have not obtained stockholder approval of the private placement by April 21, 2010;

•	by either party if any governmental entity shall have taken action prohibiting any of the contemplated transactions;

•

by either party if the other party is in breach of, or has failed to comply with, any of its representations, warranties or covenants, and such breach or failure to comply is not curable, or has not been cured within 10 days of receipt of notice thereof; or

•

by either party if a “material adverse effect” (as defined in the securities purchase agreement) has occurred with respect to the other party, and such material adverse effect is not curable, or has not been cured within 10 days of receipt of notice thereof.

Fees and Expenses

Upon the closing of the private placement, we will pay to an entity designated by BRS a placement fee equal to $625,000. In addition, we will pay up to $500,000 of the reasonable fees and expenses of BRS associated with the transaction through the earlier of the closing of the private placement sale or the termination of the securities purchase agreement, including, the reasonable fees and expenses of legal counsel to BRS. Additionally, under certain circumstances, we may be obligated to pay BRS a $1.0 million fee upon consummation of an alternative proposal. See “—Pre-Closing Covenants; Closing Conditions—No Solicitation; Alternative Proposal.”

The foregoing summary of the securities purchase agreement is qualified in its entirety by the terms and conditions of the securities purchase agreement. We have filed the securities purchase agreement as an exhibit to our Current Report on Form 8-K filed on December 23, 2009.

THE CREDIT AGREEMENT AMENDMENT

On December 22, 2009, we entered into the Second Amendment to the First Amended and Restated Credit Agreement and Limited Waiver with our lenders. The effectiveness of the credit agreement amendment is conditioned upon our repayment of at least $42.5 million in borrowings under our credit facility and therefore is effectively conditioned upon the successful closing of this rights offering and the private placement. For the credit agreement amendment to become effective, we must satisfy certain conditions prior to March 31, 2010. These conditions include:

•	receipt of $42.5 million in net cash proceeds from this rights offering and the private placement;

•	a payment of an amendment fee equal to 0.75% of each lender’s current loan amount;

•	delivery of customary corporate organizational documents and certificates;

•	receipt of a satisfactory legal opinion; and

•	other customary closing conditions.

Under the terms of the credit agreement amendment, the minimum EBITDA covenant will be removed. Our capital expenditure covenant will be raised from $10 million to $12.5 million per year. Additionally, if we meet certain leverage requirements, our capital expenditure covenant will be increased by either an additional $7.5 million or $12.5 million, from a previous limit of $5.0 million and $10.0 million, respectively. Our restricted payment covenant will prohibit stock repurchases in fiscal year 2010 and thereafter the limit on any stock repurchases will be lowered from $50 million to $25 million annually. Both the fixed charge ratio and the consolidated leverage ratio will be removed for the first three quarters of fiscal year 2010. Our fixed charge ratio will be lowered from a minimum of 1.50:1.00 to 1.35:1.00. Finally, our consolidated leverage ratio will decrease from a high of 3.80:1.00 to 2.75:1.00 over the term of the credit agreement.

Under the terms of the credit agreement amendment, the revolving loan commitment will be reduced from $175 million to $130 million. The credit agreement amendment will extend the termination date of the credit agreement from February 19, 2013 until the earlier of the fifth anniversary of the effective date of the credit agreement amendment or February 19, 2015. The credit agreement amendment also will increase the interest rates applicable to borrowings based on our actual leverage ratio, ranging from 3.25% to 5.00% (from 2.50% to 4.25%) above the applicable LIBOR rate or, at our option, from 2.00% to 3.75% (from 1.25% to 3.00%) above the applicable base rate. Additionally, the credit agreement amendment will apply the higher commitment fee of 0.50% at a consolidated leverage ratio of 3.50:1.00 instead of the previous 3.25:1.00.

The foregoing description of the credit agreement amendment is not complete. We have filed the credit agreement amendment as an exhibit to our Current Report on Form 8-K filed on December 23, 2009, have filed our First Amendment to the First Amended and Restated Credit Agreement as an exhibit to our Form 10-K filed on March 13, 2009 and have filed the agreement governing our credit facility as an exhibit to our Form 10-K filed on March 12, 2008. For a complete understanding of these agreements, we refer you to those documents which are available without charge from the SEC and from us. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of their material provisions. We encourage you to read our Amended and Restated Certificate of Incorporation, which is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Authorized Capitalization

As of the date of this prospectus supplement, we are authorized to issue up to 100,000,000 shares of Common Stock, par value $0.01 per share, 1,000,000 shares of non-voting Class B Common Stock, par value $0.01 per share, 10,000,000 shares of undesignated Preferred Stock, par value $0.01 per share, herein referred to as the blank check preferred stock, 58,000 shares of Series A Senior Cumulative Preferred Stock, par value $0.01 per share and 92,000 shares of Series B Junior Cumulative Preferred Stock, par value $0.01 per share. As of January 20, 2010, the record date of this rights offering, we had 24,186,530 shares of our common stock outstanding and no shares of our Class B Common Stock, blank check preferred stock, Series A Senior Cumulative Preferred Stock, or Series B Junior Cumulative Preferred Stock outstanding.

In connection with our solicitation of shareholder approval of the private placement to BRS in order to comply with the Nasdaq Global Select Market shareholder approval requirements, we are also asking shareholders to approve a Second Amended and Restated Certificate of Incorporation immediately prior to the private placement. The Second Amended and Restated Certificate of Incorporation will eliminate all references to our Class B Common Stock, Series A Senior Cumulative Preferred Stock and Series B Junior Cumulative Preferred Stock. There are no shares of any such series outstanding, and we have no intention of issuing any such shares in the future. We are proposing the Second Amended and Restated Certificate of Incorporation merely to simplify our charter and to eliminate potentially confusing references to other classes of common stock and preferred stock. The Second Amended and Restated Certificate of Incorporation, if adopted, will not make any other changes or modifications to our charter, and the discussion of our capital stock below will not be in any way affected. We have filed the proposed form of our Second Amended and Restated Certificate of Incorporation with the SEC as an exhibit to the proxy statement filed in connection with the special meeting of stockholders being held to approve the private placement. The form of our Second Amended and Restated Certificate of Incorporation filed as an exhibit thereto and the description thereof contained in the proxy statement is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Directors are elected by a plurality of the votes of the shares entitled to vote in the election of directors present in person or represented by proxy at the meeting of the stockholders at which directors are elected.

Dividend Rights. Subject to preferences to which holders of preferred stock may be entitled, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor.

Liquidation Rights. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Matters. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The issued and outstanding shares of our common stock are, and any shares of common stock to be issued by us in connection with a future offering will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of blank check preferred stock will be available for issuance without further action by you. Our Board of Directors is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of blank check preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of our Board of Directors originally fixing the number of shares constituting any series of blank check preferred stock, to increase or decrease (but not below the number of shares of any such series of preferred stock then outstanding) the number of shares of any such series of blank check preferred stock, and to fix the number of shares of any series of blank check preferred stock. In the event that the number of shares of any series of blank check preferred stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of blank check preferred stock subject to the requirements of applicable law.

The Convertible Preferred Stock

General

As of the date of this prospectus supplement, we do not have any shares of preferred stock issued and outstanding, and, therefore, the convertible preferred stock to be issued to BRS in connection with the private placement will be our most senior equity security. The convertible preferred stock will be convertible into our common stock. The initial conversion price will be set at the closing of the private placement at $2.90 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. The convertible preferred stock has no stated maturity, however, the shares of convertible preferred stock are subject to redemption in certain circumstances as described below under “—Redemption.”

Ranking

The convertible preferred stock will have an initial liquidation preference of $1,000 per share and will rank senior to our common stock and any other stock that ranks junior to the convertible preferred stock with respect to distributions of assets upon liquidation, dissolution or winding up of our company. So long as the convertible preferred stock is outstanding, without the consent of a majority of the shares of convertible preferred stock, no dividends, repurchases or other payments, subject to certain exclusions, may be made on any junior stock. In addition, we may not repurchase any class of stock ranking equal with the convertible preferred stock and may only pay dividends on such stock if all accumulated and accrued but unpaid dividends on the convertible preferred stock are paid.

The shares of convertible preferred stock will be equity interests in our Company and will not constitute indebtedness. In the event of bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, our indebtedness will effectively rank senior to the convertible preferred stock, and the holders of our indebtedness will be entitled to the satisfaction of any amounts owed to them prior to the payment of the then applicable liquidation preference of any capital stock, including the convertible preferred stock.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the convertible preferred stock will be entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made on our common stock or any of our other shares of stock ranking junior as to such a distribution to the convertible preferred stock, a liquidating distribution in the amount of (a) the aggregate liquidation preference of all such holder’s shares of convertible preferred stock plus any accrued but unpaid dividends thereon and (b) the amount such holder would receive as a holder of common stock assuming the prior conversion of each of its shares of convertible preferred stock.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the convertible preferred stock, the amounts paid to the holders of convertible preferred stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of convertible preferred stock means the initial liquidation preference of $1,000 plus any dividends paid by increasing the liquidation preference of the shares of convertible preferred stock plus any accrued but unpaid dividends. If the liquidation preference has been paid in full to all holders of the convertible preferred stock then the holders of our other stock shall be entitled to receive all our remaining assets according to their respective rights and preferences.

Dividends

Dividends on the convertible preferred stock would accrue at an annual rate of 10% of the then applicable liquidation preference of such convertible preferred stock and will be payable on a quarterly basis when, as, and if declared by our Board of Directors. We may elect to satisfy our obligation to pay quarterly dividends either in cash, or, by increasing the liquidation preference of the shares of convertible preferred stock. In the event a dividend is declared with respect to the shares of our common stock, the holders of the convertible preferred stock shall be entitled to receive such dividend in the amount that they would have received had they converted their shares of convertible preferred stock into common stock immediately prior to the record date for such dividend.

Conversion; Anti-Dilution Adjustments

Each share of convertible preferred stock will be convertible into our common stock in an amount equal to the then applicable liquidation preference of the convertible preferred stock (plus accrued and unpaid dividends) divided by the then applicable conversion price. The initial conversion price will be set at the closing of the private placement at $2.90 per share, and is subject to downward adjustment in the future upon the occurrence of certain dilutive events, should they occur. Based on an initial conversion price of $2.90 and a liquidation preference of $1,000, each share of convertible preferred stock would be convertible into approximately 344.8 shares of our common stock. The conversion price will be subject to customary anti-dilution adjustments including, among other things:

•

issuances of shares of common stock as a dividend or distribution on shares of the common stock, to the extent the holders of the convertible preferred stock are not entitled to receive such dividends or distributions, and share splits or share combinations;

•

issuances of rights, warrants or options (other than options issued under our current or future equity incentive plans) entitling a holder to subscribe for or purchase shares of common stock at a price per share less than fair market value, to the extent the holders of the convertible preferred stock are not entitled to subscribe for or purchase such shares;

•

distributions of shares of capital stock, evidences of indebtedness or other assets or property to all or substantially all holders of common stock and certain spin-off transactions, to the extent the holders of the convertible preferred stock are not entitled to participate in the distribution or spin-off transaction pursuant to its participation rights;

•	issuances of common stock at less than fair market value (subject to customary exceptions); and

•	payments in respect of repurchases of common stock by us or any of our subsidiaries for greater than fair market value.

Automatic Conversion

In addition, at any time after the second anniversary of the closing of the private placement, if the closing price of our common stock is greater than or equal to 225% of the then applicable conversion price for a period of 20 trading days over any 30 consecutive trading days occurring completely after the second anniversary of the closing of the private placement, then we may cause the conversion of all or part of the preferred stock into common stock at the then applicable conversion price.

Redemption

After the fifth anniversary of the issuance of the convertible preferred stock, we may redeem all or any portion of the convertible preferred stock at the then applicable liquidation preference plus an amount equal to accrued and unpaid dividends not previously added to the liquidation preference on such shares of convertible preferred stock. In addition, following the seventh anniversary of the issuance or upon a “change of control” (as defined in the Certificate of Designations of the convertible preferred stock), the holders of the convertible preferred stock may require us to redeem any or all outstanding shares of convertible preferred stock, in whole or in part, at the then applicable liquidation preference of such convertible preferred stock plus an amount equal to accrued and unpaid dividends not previously added to the liquidation preference on such shares of convertible preferred stock.

Voting Rights

The holders of the convertible preferred stock will be entitled to vote upon all matters upon which holders of common stock have the right to vote, and, in connection with such matters, will be entitled to such amount of votes equal to the largest number of whole shares of common stock into which the convertible preferred stock may be converted; provided that the number of votes of the holders of the convertible preferred stock will be reduced at closing to the extent necessary to comply with the voting rights policy of the Nasdaq Global Select Market. The Nasdaq Global Select Market’s voting rights policy provides that a Nasdaq-listed issuer may not create a new class of security that votes at a higher rate than an existing security, and looks to the contribution of the holders of the new security relative to the issuer’s overall book or market value at the time of issuance of the new security. Under the terms of the Certificate of Designations of the convertible preferred stock, if the actual conversion price as of the closing date is below $2.68, the closing bid price of the common stock on December 21, 2009, the day immediately prior to signing the securities purchase agreement with BRS, the voting rights of the holders of the convertible preferred stock will be reduced in proportion to the amount by which the actual conversion price exceeds such closing bid price. The votes of the convertible preferred stock will be counted together with all other shares of capital stock having general voting powers and not separately as a class.

For so long as BRS continues to beneficially own 5% or more of our common stock on an as converted basis, BRS, voting as a separate class to the exclusion of the holders of our common stock, shall be entitled to designate one individual to our Board of Directors, who must be an employee of BRS or one of its affiliates.

So long as any shares of convertible preferred stock remain outstanding, we will not adopt or make, without the affirmative vote or consent of the holders of at least a majority of the outstanding convertible preferred stock, given in person or by proxy, either in writing or at a meeting:

•	any amendment to our Amended and Restated Certificate of Incorporation or Restated By-laws that would adversely affect the rights of the holders of the convertible preferred stock;

•	any amendment, alteration or change to the rights, preferences and privileges of the convertible preferred stock;

•

any declaration of, or payment in respect of, any dividend or other distribution upon any shares of capital stock ranking equally to the convertible preferred stock, referred to herein as the parity stock, or junior to the convertible preferred stock, including the common stock, referred to herein as the junior stock;

•	any redemption, repurchase or acquisition of any parity stock, junior stock or any capital stock of any of our subsidiaries (subject to customary exceptions); and

•

the authorization of, issuance of, or reclassification into, parity stock (including additional shares of convertible preferred stock), capital stock that would rank senior to the convertible preferred stock or debt securities convertible into capital stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Restated By-laws

Provisions of the Delaware General Corporation Law, herein referred to as the DGCL, and our Amended and Restated Certificate of Incorporation and Restated By-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Because Madison Dearborn became an “interested stockholder” prior to the date on which we became subject to Section 203, the provisions of Section 203 do not currently apply to it. Further, in the event that the private placement is consummated and BRS acquires our voting stock pursuant thereto, BRS will also not be subject to the provisions of Section 203. However, any stockholder participating in this rights offering who, as a result of its participation in this rights offering, acquires 15% or more of our common stock will, absent the express prior written approval of our Board of Directors, become an “interested stockholder” for purposes of Section 203.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Amended and Restated Certificate of Incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders

Our Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting, and that special meetings of our stockholders may be called only by a majority of our Board of Directors or by the chairman of the Board of Directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of corporate purposes, including future public and private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the share entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our Amended and Restated Certificate of Incorporation and Restated By-laws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors will be required to amend, alter, change or repeal our Restated By-laws and specified charter provisions, and the affirmative vote of holders of at least 80% of our common stock will be required to amend, alter, change or repeal provisions of our Amended and Restated Certificate of Incorporation related to corporate opportunities and transactions with Madison Dearborn. See “—Corporate Opportunities and Transactions with Madison Dearborn.” This requirement of a super-majority vote to approve amendments to our Amended and Restated Certificate of Incorporation and Restated By-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Corporate Opportunities and Transactions with Madison Dearborn

In recognition that certain directors, officers, stockholders, members, managers and/or employees of Madison Dearborn and its affiliates and investment funds, herein referred to as the Madison Dearborn Entities, may serve as one or more of our directors and/or officers, and that the Madison Dearborn Entities may engage in similar activities or lines of business that we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain corporate opportunities between us and the Madison Dearborn Entities. Specifically, none of the Madison Dearborn Entities or any director, officer, stockholder, member, manager or employee of the Madison Dearborn Entities has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any Madison Dearborn Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Madison Dearborn Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of our company who is also a director, officer, member, manager or employee of any Madison Dearborn Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Madison Dearborn Entity, we will not have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company.

In recognition that we may engage in material business transactions with the Madison Dearborn Entities, from which we are expected to benefit, our Amended and Restated Certificate of Incorporation provides that any of our directors or officers who are also directors, officers, stockholders, members, managers and/or employees of any Madison Dearborn Entity will have fully satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to such transaction, if:

•

the transaction was approved, after being made aware of the material facts of the relationship between each of the Company or a subsidiary thereof and the Madison Dearborn Entity and the material terms and facts of the transaction, by (1) an affirmative vote of a majority of the members of our Board of Directors who do not have a material financial interest in the transaction, or disinterested persons or (2) an affirmative vote of a majority of the members of a committee of our Board of Directors consisting of members who are disinterested persons;

•	the transaction was fair to us at the time we entered into the transaction; or

•

the transaction was approved by an affirmative vote of the holders of a majority of shares of our common stock entitled to vote, excluding the Madison Dearborn Entities and any holder who has a material financial interest in the transaction.

Any amendment to the foregoing provisions of our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of all shares of our common stock then outstanding.

Listing

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “RUTH.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax consequences that you should consider in relation to this rights offering.

General

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, herein referred to as the Code, applicable U.S. Treasury Regulations, administrative rulings, judicial authorities and other applicable existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could result in U.S. federal income tax consequences different from those discussed below.

This summary does not provide a complete analysis of all potential tax considerations. This summary is only applicable to U.S. holders (as defined below) of common stock who acquire the subscription rights pursuant to the terms of this rights offering, have held the common stock, as applicable, and will hold the subscription rights and any shares of common stock acquired upon the exercise of subscription rights, as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This summary does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as holders who may be subject to special tax treatment under the Code, including (without limitation) partnerships, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities or traders in securities that elect to use a mark-to-market method of accounting for their securities, persons holding subscription rights or common stock as part of a hedging, integrated or conversion transaction or a straddle, persons deemed to sell subscription rights or common stock under the constructive sale provisions of the Code, persons whose “functional currency” is not the U.S. dollar, investors in pass-through entities, foreign taxpayers and holders who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. This summary does not deal with tax consequences that may be relevant to persons who sell subscription rights prior to their issuance. This summary does not deal with any federal non-income, state, local or foreign tax consequences, estate or gift tax consequences, or alternative minimum tax consequences.

As used herein, the term “U.S. holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence test under Section 7701(b) of the Code; (2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors concerning the tax treatment of the receipt and exercise of subscription rights in this rights offering and the ownership and disposition of our common stock received on exercise of subscription rights.

Distribution of Subscription Rights

If you hold common stock on the record date for this rights offering, you should not recognize taxable income for U.S. federal income tax purposes upon receipt of the subscription rights, provided that this rights offering is not part of a “disproportionate distribution” within the meaning of Section 305 of the Code. The Company believes and intends to take the position that this rights offering is not part of a “disproportionate distribution.”

If this rights offering is part of a “disproportionate distribution” under Section 305 of the Code, your receipt of subscription rights in this rights offering may be treated as the receipt of a distribution equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of the Company’s current and accumulated earnings and profits, with any excess being treated as a non-taxable return of capital to the extent thereof and then as capital gain.

A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a company’s assets or earnings and profits, taking into account distributions (and deemed distributions) occurring within 36 months of the distribution being tested (or longer if part of a plan).

The Company has not distributed any cash or other property with respect to any other class of the Company’s stock and currently does not expect to make any such distribution. In addition, although IRS regulations under Section 305 of the Code do not deal with this situation, the Company believes that this rights offering should not be aggregated with subsequent distributions on any classes of stock that may be created in the future but which were not outstanding at the time of the distribution of subscription rights (including any made on the convertible preferred stock). It is also unclear whether the fact that we have outstanding options could cause the receipt of the subscription rights to be part of a “disproportionate distribution.”

Shareholders should consult their own tax advisors as to whether this rights offering may be treated as part of a “disproportionate distribution.”

The following discussion assumes that this rights offering is not part of a “disproportionate distribution.”

Stockholder Basis and Holding Period of the Subscription Rights

In general, your basis in the subscription rights received in this rights offering will be zero. However, if either: (i) the fair market value of the subscription rights on their date of distribution is 15% or more of the fair market value on such date of the common stock with respect to which they are received; or (ii) you properly elect on your U.S. federal income tax return for the taxable year in which you receive the subscription rights to allocate part of the basis of such common stock to the subscription rights, then a percentage of your basis in our common stock with respect to which the subscription rights are received will be allocated to the subscription rights. Such percentage will equal the product of your basis in our common stock with respect to which the subscription rights are received and a fraction, the numerator of which is the fair market value of a subscription right and the denominator of which is the fair market value of a share of our common stock plus the fair market value of a subscription right, all as determined on the date the subscription rights are distributed. Ruth’s Chris has not obtained, and does not currently intend to obtain, an appraisal of the fair market value of the subscription rights on the date the subscription rights are distributed. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised and the fact that the subscription rights are transferable.

Your holding period with respect to the subscription rights you receive will include your holding period for the common stock with respect to which the subscription rights were distributed.

Sale of the Subscription Rights

If you sell the subscription rights you receive, you will recognize capital gain or loss on such sale equal to the difference between the amount realized and your basis in the subscription rights (as determined above). Such gain or loss will be either short-term or long-term capital gain or loss, depending on your holding period for the subscription rights (as determined above). Under current law, long-term capital gains recognized by non-corporate holders are taxed at a maximum rate of 15%, and will be taxed at a maximum rate of 20% for taxable years beginning after December 31, 2010. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. Short-term capital gains of both corporate and non-corporate holders are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Lapse of the Subscription Rights

If you allow the subscription rights you receive to expire unexercised, you will not recognize any gain or loss on the expiration of your subscription rights, and the tax basis of the common stock you own with respect to which such subscription rights were distributed will equal the tax basis in such common stock immediately before the receipt of the subscription rights in this rights offering. If the subscription rights expire after you have disposed of the shares of common stock with respect to which the subscription rights are received, the tax consequences are uncertain and you should consult your tax advisor.

Exercise of the Subscription Rights; Basis and Holding Period of Common Stock Acquired Upon Exercise

You will not recognize any gain or loss upon the exercise of your subscription rights. Your basis in the shares of common stock acquired through exercise of the subscription rights will be equal to the sum of the subscription price you paid to exercise the subscription rights and your basis in such subscription rights, if any. The holding period for the shares of common stock acquired through exercise of the subscription rights will begin on the date you exercise your subscription rights.

Distributions on Common Stock Received Upon Exercise of Subscription Rights

You will recognize ordinary income upon the receipt of any dividend or other distribution on the shares of common stock you acquire upon exercise of the subscription rights to the extent of our current and accumulated earnings and profits for the taxable year in which the distribution is made. If you are a non-corporate holder, distributions paid out of current and accumulated earnings and profits will be qualified dividends and under current law will be taxed at the holder’s long-term capital gains tax rate (a maximum rate of 15%), provided that the holder meets applicable holding period and other requirements. Under current law, dividends received by a non-corporate holder after December 31, 2010 will be taxed as ordinary income and will not be eligible for capital gains tax rates. Distributions paid out of our current and accumulated earnings and profits received by corporate holders are taxable at ordinary corporate tax rates, subject to any applicable dividends-received deduction. A distribution on your shares of common stock acquired upon exercise of the subscription rights in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of your adjusted tax basis in such shares, and thereafter will constitute capital gain from the sale or exchange of such shares of common stock.

Sale of Common Stock Acquired Upon Exercise of Subscription Rights

If you sell or exchange shares of common stock acquired upon exercise of the subscription rights, you generally will recognize gain or loss on the transaction equal to the difference between the amount realized and your basis in the shares of common stock. Such gain or loss upon the sale or exchange of the shares of common stock will be long-term or short-term capital gain or loss, depending on whether the shares of common stock have been held for more than one year. Under current law, long-term capital gains recognized by non-corporate holders are taxed at a maximum rate of 15%, and will be taxed at a maximum rate of 20% for taxable years beginning after December 31, 2010. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. Short-term capital gains of both corporate and non-corporate holders are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Under the backup withholding rules of the Code, you may be subject to information reporting and/or backup withholding with respect to payments of dividends on and proceeds from the sale, exchange or redemption of our shares of common stock unless you: (i) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or (ii) provide a correct taxpayer identification number and certify under penalties of perjury that the taxpayer identification number is correct and that you are not subject to backup withholding because of a failure to report all dividends and interest income. Any amount withheld under these rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is furnished to the Internal Revenue Service. We may require you to establish your exemption from backup withholding or to make arrangements satisfactory to us with respect to the payment of backup withholding.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF SUBSCRIPTION RIGHTS IN THIS RIGHTS OFFERING AND THE OWNERSHIP, EXERCISE AND DISPOSITION OF THE SUBSCRIPTION RIGHTS APPLICABLE TO YOUR OWN PARTICULAR TAX SITUATION.

PLAN OF DISTRIBUTION

The common stock offered pursuant to this rights offering is being offered by us directly to all holders of our common stock. We intend to distribute subscription rights certificates, copies of this prospectus supplement and the accompanying prospectus, and certain other relevant documents to those persons that were holders of our common stock at 5:00, p.m., New York City time, on January 20, 2010, the record date for this rights offering.

We have retained Jefferies to act as dealer manager in connection with this rights offering. Jefferies will provide corporate finance advisory services to us in connection with this rights offering and facilitate meetings with the holders of our common stock. Jefferies has no obligation to purchase, or procure purchases for, the shares of our common stock offered hereby and is not acting as an underwriter in this rights offering.

We have agreed to pay Jefferies a fee of $1.0 million in connection with this rights offering and the related private placement upon successful completion of this rights offering, and to reimburse Jefferies for up to $250,000 of its out-of-pocket expenses incurred in connection with this rights offering and the related private placement whether or not this rights offering is completed. In addition, we have agreed to indemnify Jefferies with respect to certain liabilities, including liabilities under the federal securities laws.

Jefferies has not prepared any report or opinion constituting a recommendation or advice to us or to our stockholders in connection with this rights offering, nor has Jefferies prepared an opinion as to the fairness of the subscription price or the terms of this rights offering. Jefferies expresses no opinion and makes no recommendation to the holders of our common stock as to the purchase by any person of any shares of our common stock. Jefferies also expresses no opinion as to the prices at which shares to be distributed in connection with this rights offering may trade if and when they are issued or at any future time.

Other than Jefferies, we have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of subscription rights. American Stock Transfer & Trust Company, LLC is acting as the subscription agent and Georgeson Inc. is acting as the information agent for this rights offering. We have also agreed to pay the subscription agent and information agent customary fees plus certain expenses in connection with this rights offering. We have also agreed to indemnify the subscription agent and information against certain liabilities in connection with this rights offering.

Jefferies and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with this rights offering. Some of our employees may solicit responses from you as a holder of subscription rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with this rights offering, the related private placement and the credit agreement amendment will be approximately $5.0 million.

LEGAL MATTERS

Kirkland & Ellis LLP, Chicago, Illinois will issue an opinion about certain legal matters with respect to the securities. Certain partners of Kirkland & Ellis LLP, through investment partnerships, beneficially own equity interests in the Company representing less than 0.1% of the common stock outstanding on the date of this prospectus supplement. Kirkland & Ellis LLP represents entities affiliated with Madison Dearborn Partners, LLC in connection with certain legal matters. The dealer manager has been represented by White & Case LLP.

EXPERTS

Our consolidated financial statements as of December 28, 2008 and December 30, 2007, and for each of the years in the three year period ended December 28, 2008 and the assessment of the effectiveness of internal control over financial reporting as of December 28, 2008, included in our Form 10-K, which is incorporated by reference in this prospectus supplement, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:

•	Our annual report on Form 10-K for the year ended December 28, 2008 filed on March 13, 2009.

•

Our quarterly report on Form 10-Q for the quarter ended March 29, 2009 filed on May 8, 2009, for the quarter ended June 28, 2009 filed on August 5, 2009 and for the quarter ended September 27, 2009 filed on November 5, 2009.

•	Our current reports on Form 8-K filed on December 31, 2008, February 27, 2009, November 3, 2009, December 23, 2009, January 5, 2010, January 11, 2010 and January 15, 2010.

•

The description of our common stock contained in the Registration Statement on Form 8-A dated August 9, 2005 filed with the SEC to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Our Commission File Number is 000-51485.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Ruth’s Hospitality Group, Inc.

500 International Parkway, Suite 100

Heathrow, Florida 32746

(407) 333-7440

Attention: Corporate Secretary

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the registration statement of which this prospectus supplement forms a part. We have not authorized anyone else to provide you with different or additional information. This prospectus supplement does not offer to sell or solicit any offer to buy any shares of our common stock in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus supplement and the registration statement or in any document incorporated by reference herein or therein is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can inspect and copy our reports, proxy statements and other information filed with the SEC, the registration statement on Form S-3 and the exhibits thereto at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq Global Select Market, 165 Broadway, New York, New York 10006, on which our common stock is listed. We maintain a website at http://www.rhgi.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

PROSPECTUS

Ruth’s Hospitality Group, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Debt Securities

Share Purchase Contracts

Share Purchase Units

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $200,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “RUTH”.

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2009.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to Ruth’s Hospitality Group, Inc. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Ruth’s Hospitality Group, Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can inspect and copy our reports, proxy statements and other information filed with the SEC, the registration statement on Form S-3 and the exhibits thereto at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company’s SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and through the Nasdaq Global Select Market, 165 Broadway, New York, New York 10006, on which our common stock is listed. We maintain a website at http://www.rhgi.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:

•	Our annual report on Form 10-K for the year ended December 31, 2008 filed on March 13, 2009.

•	Our quarterly report on Form 10-Q for the quarter ended March 29, 2009 filed on May 8, 2009.

•

The description of our common stock contained in the Registration Statement on Form 8-A dated August 9, 2005 filed with the SEC to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 000-51485.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Ruth’s Hospitality Group, Inc.

500 International Parkway, Suite 100

Heathrow, Florida 32746

(407) 333-7440

Attention: Corporate Secretary

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and the following:

•	changes in economic conditions and general trends;

•	the loss of key management personnel;

•	the effect of market volatility on our stock price;

•	our ability to integrate the restaurants acquired in the Mitchell’s acquisition;

•	our ability to realize the anticipated benefits of acquired restaurants;

•	health concerns about beef or other food products;

•	the effect of competition in the restaurant industry;

•	changes in consumer preferences or discretionary spending;

•	reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items;

•	labor shortages or increases in labor costs;

•	the impact of federal, state or local government regulations relating to our employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants;

•	harmful actions taken by our franchisees;

•	our ability to protect our name and logo and other proprietary information;

•	the impact of litigation;

•	the restrictions imposed by our credit agreement;

•	failure of internal controls over financial reporting; and

•	influence of one of our principal stockholders.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

Ruth’s Hospitality Group, Inc. is a leading restaurant company focused on the upscale dining segment. The Ruth’s Chris menu features a broad selection of high-quality USDA Prime and Choice grade steaks and other premium offerings served in Ruth’s Chris’ signature fashion—”sizzling” and topped with seasoned butter—complemented by other traditional menu items inspired by our New Orleans heritage. The Ruth’s Chris restaurants reflect the more than 40-year commitment to the core values instilled by our founder, Ruth Fertel, of caring for our guests by delivering the highest quality food, beverages and service in a warm and inviting atmosphere. We believe that Ruth’s Chris is one of the strongest brands in the upscale steakhouse category.

Our restaurants cater to families and special occasion diners, in addition to the business clientele traditionally served by upscale steakhouses, by providing a dining experience designed to appeal to a wide range of guests. We believe our focus on creating this broad appeal provides us with opportunities to expand into a wide range of markets, including many markets not traditionally served by upscale steakhouses.

We offer USDA Prime and Choice grade steaks that are aged and prepared to exact company standards and cooked in 1,800-degree broilers. We also offer lamb, poultry and seafood dishes, and a broad selection of appetizers, including New Orleans-style barbequed shrimp, mushrooms stuffed with crabmeat, shrimp remoulade, Louisiana seafood gumbo, onion soup au gratin, crabtini and seven salad variations. We complement our distinctive food offerings with an award-winning core wine list, typically featuring bottles priced at between $24 and $2,000 and many selections offered by the glass. The current average check is $42 at lunch and $74 at dinner.

As of June 25, 2009, there were 128 Ruth’s Chris restaurants, of which 64 were company-owned and 64 were franchisee-owned, including 14 international franchisee-owned restaurants in the United Arab Emirates, Aruba, Mexico, Hong Kong, Taiwan, Japan and Canada.

On February 19, 2008, we completed the acquisition of the operating assets and intellectual property of Mitchell’s Fish Market, operating under the names Mitchell’s Fish Market and Columbus Fish Market, and Cameron’s Steakhouse, operating under the names Cameron’s Steakhouse and Mitchell’s Steakhouse from Cameron Mitchell Restaurants, LLC for approximately $93.0 million, including capitalized acquisition costs. There are currently 19 Mitchell’s Fish Markets and three Cameron’s Steakhouse’s with locations in the Midwest, Northeast, and Florida. Mitchell’s Fish Market is an award-winning, upscale, yet comfortable, seafood restaurant and bar recognized for its high quality food, contemporary dining atmosphere, and excellent service. We believe that Mitchells’ focus on upscale casual dining is a wonderful complement to our own brand.

Mitchell’s Fish Market is committed to fresh seafood and all of its seafood is flown in daily. Although the menu changes frequently based on availability and season, it includes more than 80 seafood choices, including fish from all over the world. The current average check is $22 at lunch and $38 at dinner. The Cameron’s Steakhouses are a sophisticated 21st century update of the upscale American steakhouse.

We were originally founded in 1965 and were reincorporated in Delaware on May 11, 2005. Our principal executive offices are located at 500 International Parkway, Suite 100, Heathrow, FL 32746. Our telephone number is (407) 333-7440. Our website address is www.rhgi.com.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	13 Weeks Ended	Fiscal Year
	March 29, 2009	2008		2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	1.9x	(2.8	)x	3.4x	5.3x	2.4x	1.5x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	1.9x	(2.8	)x	3.4x	5.3x	1.8x	1.1x

For purposes of these ratios, “earnings” consist of net earnings (loss) from continuing operations before income taxes, plus fixed charges, “fixed charges” consist of interest expense and the estimated interest component of rent and “preference dividends” consist of the pre-tax earnings required to pay the dividends on outstanding preferred stock. We have had no preferred stock outstanding since completion of our initial public offering in August 2005. The ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends were both less than 1:1 for the year ended December 28, 2008. In order to achieve a ratio of 1:1, we would have had to generate an additional $80.6 million in pre-tax earnings in the year ended December 28, 2008. This summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of their material provisions. We encourage you to read our Amended and Restated Certificate of Incorporation, which is incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of non-voting Class B common stock, par value $0.01 per share, 10,000,000 shares of undesignated preferred stock, par value $0.01 per share (the “Blank Check Preferred Stock”), 58,000 shares of Series A Senior Cumulative Preferred Stock, par value $0.01 per share, and 92,000 shares of Series B Junior Cumulative Preferred Stock, par value $0.01 per share. As of June 18, 2009, we had outstanding 23,599,161 shares of our common stock, no shares of our Class B common stock, no shares of our Blank Check Preferred Stock, no shares of our Series A Senior Cumulative Preferred Stock, and no shares of our Series B Junior Cumulative Preferred Stock.

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Directors are elected by a plurality of the votes of the shares entitled to vote in the election of directors present in person or represented by proxy at the meeting of the stockholders at which directors are elected.

Dividend Rights. Subject to preferences to which holders of preferred stock may be entitled, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Liquidation Rights. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Other Matters. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The issued and outstanding shares of our common stock are, and any shares of common stock to be issued by us in connection with a future offering will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series including:

•	the designation of the series;

•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock and any depositary shares will be specified in the applicable prospectus supplement.

Other Securities

Although we have authorized shares of non-voting Class B common stock, Series A Senior Cumulative Preferred Stock and Series B Junior Cumulative Preferred Stock, we do not plan to issue any of these securities, and none of these securities have been outstanding since the completion of the initial public offering in August 2005.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. Because Madison Dearborn became an “interested stockholder” prior to the date on which we became subject to Section 203, the provisions of Section 203 do not currently apply to it.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Amended and Restated Certificate of Incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting.

Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders. Our Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting, and that special meetings of our stockholders may be called only by a majority of our board of directors or by the chairman of the board of directors.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Supermajority Provisions. The DGCL provides generally that the affirmative vote of a majority of the share entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our Amended and Restated Certificate of Incorporation and bylaws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors will be required to amend, alter, change or repeal our bylaws and specified charter provisions, and the affirmative vote of holders of at least 80% of our common stock will be required to amend, alter, change or repeal provisions of our Amended and Restated Certificate of Incorporation related to corporate opportunities and transactions with Madison Dearborn. See “—Corporate Opportunities and Transactions with Madison Dearborn.” This requirement of a super-majority vote to approve amendments to our Amended and Restated Certificate of Incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Corporate Opportunities and Transactions with Madison Dearborn

In recognition that certain directors, officers, stockholders, members, managers and/or employees of Madison Dearborn and its affiliates and investment funds (collectively, the “Madison Dearborn Entities”) may serve as one or more of our directors and/or officers, and that the Madison Dearborn Entities may engage in similar activities or lines of business that we do, our Amended and Restated Certificate of Incorporation provides for the allocation of certain corporate opportunities between us and the Madison Dearborn Entities. Specifically, none of the Madison Dearborn Entities or any director, officer, stockholder, member, manager or employee of the Madison Dearborn Entities has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any Madison Dearborn Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the Madison Dearborn Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if a director or officer of our company who is also a director, officer, member, manager or employee of any Madison Dearborn Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and a Madison Dearborn Entity, we will not have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company.

In recognition that we may engage in material business transactions with the Madison Dearborn Entities, from which we are expected to benefit, our Amended and Restated Certificate of Incorporation provides that any of our directors or officers who are also directors, officers, stockholders, members, managers and/or employees of any Madison Dearborn Entity will have fully satisfied and fulfilled his or her fiduciary duty to us and our stockholders with respect to such transaction, if:

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the transaction was approved, after being made aware of the material facts of the relationship between each of the Company or a subsidiary thereof and the Madison Dearborn Entity and the material terms and facts of the transaction, by (1) an affirmative vote of a majority of the members of our board of directors who do not have a material financial interest in the transaction (“Disinterested Persons”) or (2) an affirmative vote of a majority of the members of a committee of our board of directors consisting of members who are Disinterested Persons;

•	the transaction was fair to us at the time we entered into the transaction; or

•

the transaction was approved by an affirmative vote of the holders of a majority of shares of our common stock entitled to vote, excluding the Madison Dearborn Entities and any holder who has a material financial interest in the transaction.

Holders of our securities will be deemed to have received notice of and consented to these provisions of our Amended and Restated Certificate of Incorporation. Any amendment to the foregoing provisions of our Amended and Restated Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of all shares of our common stock then outstanding.

Listing

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “RUTH.”

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company.

Miscellaneous

Holders of our common stock have no preemptive or other rights to subscribe for or purchase additional securities of ours. No personal liability will attach to holders of our common stock under the laws of the State of Delaware. All of the outstanding shares of our common stock are fully paid and nonassessable.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The preferred stock will be, when issued, fully paid and nonassessable. The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of Ruth’s Hospitality Group, Inc. that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries (each, a “guarantor”) on a senior or subordinated basis. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. We will file the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

Amounts of Issuances

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in the applicable prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

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if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

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if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

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if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

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the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

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if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

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whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the assets, if any that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•

It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•

Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•

It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•

If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•

our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•

any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•

we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 60 days after the due date;

•

we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•

we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•

if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before a holder may bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•

the holders of not less than 25% in principal amount of all debt securities of the series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on its debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permitting redemption of a debt security if not previously permitted;

•	impairing any right a holder may have to require purchase of its debt security;

•	impairing any right that a holder of convertible debt security may have to convert the debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•	releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

•

reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

•

changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•

If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•

If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed herein. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for the debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula stated in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units that we call “share purchase units.” Share purchase units consist of a share purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units. The description in the prospectus supplement will only be a summary, and you should read the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units. Material United States federal income tax considerations applicable to the share purchase units and the share purchase contracts will also be discussed in the applicable prospectus supplement.

Each share purchase contract or share purchase unit and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell securities directly to one or more purchasers without using underwriters or agents.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, shares of which are listed on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP, Chicago, Illinois will issue an opinion about certain legal matters with respect to the securities. Certain partners of Kirkland & Ellis LLP, through investment partnerships, beneficially own equity interests in the Company representing less than 0.1% of the common stock outstanding on the date of this prospectus. Kirkland & Ellis LLP represents entities affiliated with Madison Dearborn Partners, LLC in connection with certain legal matters. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 28, 2008 and December 30, 2007, and for each of the years in the three year period ended December 28, 2008 and the assessment of the effectiveness of internal control over financial reporting as of December 28, 2008, included in the Company’s Annual Report on Form 10-K, which is incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.